Exhibit 99.2

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

-----------------------------------------------------------------------	x
:
In re:	:	Chapter 11
:
PADDOCK ENTERPRISES, LLC	:	Case No. 20-10028 (LSS)
:
Debtor.[1]	:
:
------------------------------------------------------------------------	x

THIRD AMENDED PLAN OF REORGANIZATION FOR PADDOCK

ENTERPRISES, LLC UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

LATHAM & WATKINS LLP	RICHARDS, LAYTON & FINGER, P.A.

Jeffrey E. Bjork (admitted pro hac vice)
Kimberly A. Posin (admitted pro hac vice)

Helena G. Tseregounis (admitted pro hac vice)

Christina M. Craige (admitted pro hac vice)
355 South Grand Avenue, Suite 100
Los Angeles, California 90071
Telephone: (213) 485-1234

Facsimile: (213) 891-8763

-and-

George A. Davis (admitted pro hac vice)

Christopher J. Kochman (admitted pro hac vice)

Brian S. Rosen (admitted pro hac vice)

Jonathan J. Weichselbaum (admitted pro hac vice)

1271 Avenue of the Americas

New York, New York 10020

Telephone: (212) 906-1200

Facsimile: (212) 751-4864

John H. Knight (No. 3848)
Michael J. Merchant (No. 3854)

Brendan J. Schlauch (No. 6115)

Sarah Silveira (No. 6580)

One Rodney Square

920 N. King Street

Wilmington, Delaware 19801

Telephone: (302) 651-7700

Facsimile: (302) 651-7701

Counsel to the Debtor and Debtor-in-Possession

1   The last four digits of the Debtor’s federal tax identification number are 0822. The Debtor’s mailing address is One Michael Owens Way, Perrysburg, Ohio 43551.

CAPLIN & DRYSDALE, CHARTERED	CAMPBELL & LEVINE, LLP

Kevin C. Maclay, Esq. (admitted pro hac vice)
Todd E. Phillips, Esq. (admitted pro hac vice)
Kevin M. Davis, Esq. (admitted pro hac vice)

One Thomas Circle, NW, Suite 1100
Washington, D.C. 20005

Tel: (202) 862-5000

Fax: (202) 429-3301

Marla R. Eskin (No. 2989) Mark T. Hurford (No. 3299) 222 Delaware Avenue, Suite 1620 Wilmington, DE 19801 Telephone: (302) 426-1900 Fax: (302) 426-9947

Counsel to the Official Committee of Asbestos Personal Injury Claimants

YOUNG CONAWAY STARGATT & TAYLOR, LLP

Robert S. Brady (No. 2847)
Edwin J. Harron (No. 3396)

Sharon M. Zieg (No. 4196)
Sara Beth A.R. Kohut (No. 4137)

Rodney Square 1000

North King Street

Wilmington, Delaware 19801

Telephone: (302) 571-6600
Facsimile: (302) 571-1253

Counsel to the Future Claimants’ Representative

MORRIS NICHOLS ARSHT & TUNNELL LLP

Derek C. Abbott (No. 3376)
Brett S. Turlington (No. 6705)
1201 North Market Street, Suite 1600
Wilmington, DE 19801

Telephone: (302) 658-9200
Facsimile: (302) 658-3989

Counsel to O-I Glass, Inc.

Dated: May 24, 2022 Wilmington, Delaware

This Plan provides for an “Asbestos Channeling Injunction” pursuant to section 524(g) of the Bankruptcy Code. For a description of the causes of action to be enjoined and the identities of the entities that would be subject to, and protected by, the injunction, see Article X of this Plan.

i

(Continued)

ii

(Continued)

iii

(Continued)

EXHIBITS AND SCHEDULES

Exhibit A	Asbestos Trust Agreement
Exhibit B	Asbestos Trust Distribution Procedures
Exhibit C	Asbestos Claims Indemnification Agreement
Exhibit D	Asbestos Claimant Release
Exhibit E	Covered Claims Indemnification Agreement
Exhibit F	Environmental Claims or Causes of Action Indemnification Agreement

Schedule 1.1(a)	Governmental Authorities
Schedule 1.1(b)	Non-Debtor Affiliates
Schedule 7.6	Consent Decrees, Covenants, and Agreements

iv

INTRODUCTION

The Plan Proponents respectfully propose the following plan of reorganization pursuant to sections 524(g) and 1121(a) of the Bankruptcy Code:

ARTICLE I.

DEFINITIONS AND INTERPRETATIONS

In this Plan, the definitions provided in this Article I shall apply. Unless otherwise specified, all Article or Exhibit references in this Plan are to the respective Article of or Exhibit to this Plan, as the same may be amended or modified from time to time. Wherever from the context it appears appropriate, each term stated in either the singular or the plural will include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender will include the masculine, feminine, and neuter. The words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to this Plan as a whole and not to any particular Article, subsection or clause. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of this Plan. The headings in this Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof. In computing any period of time prescribed or allowed by this Plan, unless otherwise expressly provided, the provisions of Rule 9006(a) of the Bankruptcy Rules will apply. If the date on which a transaction may occur pursuant to this Plan will occur on a day that is not a Business Day, then such transaction will instead occur on the next succeeding Business Day.

1.1           Capitalized Terms. The capitalized terms used herein have the respective meanings set forth below. Any term that is not otherwise defined in this Section 1.1, but that is defined elsewhere in this Plan, the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning given to that term in this Plan, the Bankruptcy Code or Bankruptcy Rules, as applicable.

“Administrative Expense Claim” means any unpaid Claim for costs and expenses of administration during the Chapter 11 Case pursuant to sections 363, 364(c)(1), 365, 503(b) or 507(a)(2), 507(b) of the Bankruptcy Code other than Professional Fee Claims, including, without limitation: (a) any actual and necessary costs and expenses incurred on or after the Petition Date and through the Effective Date of preserving the Estate and operating the businesses of the Debtor; (b) Claims pursuant to section 503(b)(9) of the Bankruptcy Code, if any; and (c) all fees and charges assessed against the Estate under section 1930, chapter 123, of title 28 of the United States Code.

“Affiliate” shall have the meaning ascribed to such term in section 101(2) of the Bankruptcy Code.

“Allowed” means, when used with respect to (x) any Covered Claim, including, without limitation, Administrative Expense Claims, and any Professional Fee Claim, and (y) any Environmental Claim or Cause of Action for which (i) a Proof of Claim has been Filed or (ii) a written agreement has been entered into whereby the Holder of an Environmental Claim or Cause of Action and the Debtor or Reorganized Debtor, as applicable, agree to treat such Environmental Claim or Cause of Action as under the provisions of Article VI, such Claim or portion thereof: (a) (i) that is not subject to continuing dispute by the Debtor or Reorganized Debtor in accordance with applicable law and (ii) as to which either a proof of such Claim has been Filed, the Debtor has scheduled such Claim as liquidated, undisputed and non-contingent or, with respect to a Professional Fee Claim, application for payment has been properly and timely Filed; or (b) that is allowed (i) pursuant to the terms of a Final Order, (ii) pursuant to the terms of an agreement by and among the Holder(s) of such Claim and the Debtor (or Reorganized Debtor, as the case may be), or (iii) expressly under the terms of the Plan; provided, however, that for the purposes of determining the status (i.e., Allowed, Disputed or Disallowed) of a Professional Fee Claim prior to the expiration of the period fixed for filing objections to the allowance or disallowance of such Claim, any such Claim which has not been previously allowed or disallowed by a Final Order of the Bankruptcy Court shall be deemed a Disputed Claim, unless such Claim is specifically identified by the Debtor in the Plan or other filing with the Bankruptcy Court as being an Allowed Claim. For the avoidance of doubt, Environmental Claims or Causes of Action not included in subsection (y) shall be treated as contemplated under Section 8.10. For the further avoidance of doubt, Covered Claims that “pass through” or are otherwise reinstated under this Plan shall be neither Allowed nor Disallowed, and the Reorganized Debtor shall retain all claims and defenses thereto, subject to the O-I Glass Indemnification Agreements, as applicable. Notwithstanding anything to the contrary herein, no Non-Asbestos Claim or Professional Fee Claim of any Entity subject to section 502(d) of the Bankruptcy Code shall be deemed Allowed unless and until such Entity pays in full the amount that it owes the Debtor or Reorganized Debtor. “Allow” and “Allowance” shall have correlative meanings. Unless otherwise provided in the Plan or a Final Order, the Allowed amount of any Non-Asbestos Claim or Professional Fee Claim shall not include interest or penalties accruing on such Claim from and after the Petition Date.

1

“Amended Organizational Documents” means the amended and restated organizational document(s) of the Reorganized Debtor, which shall be substantially in the form contained in the Plan Supplement.

“Asbestos Channeling Injunction” means the injunction provided for in Section 10.3 of this Plan.

“Asbestos Claim” means each of (a) a General Asbestos Claim, and (b) an Indirect Asbestos Claim. Notwithstanding any other provision of this Plan, Environmental Claims or Causes of Action of the United States or any State are not Asbestos Claims under this Plan.

“Asbestos Claimant Release” means a general release of all Asbestos Claims against the Protected Parties and the Asbestos Trust and its related parties, which shall be in substantially the form attached as Exhibit D hereto and shall be in form and substance acceptable to the Debtor, the Asbestos Claimants Committee, and the Future Claimants’ Representative.

“Asbestos Claimants Committee” means the official committee of asbestos personal injury claimants appointed in the Chapter 11 Case, as such committee may be reconstituted from time to time.

“Asbestos Claims Indemnification Agreement” means that certain agreement, which shall be substantially in the form attached as Exhibit C hereto, whereby the Asbestos Trust shall indemnify and hold harmless the Reorganized Debtor, the Non-Debtor Affiliates and the Representatives of the Debtor, Reorganized Debtor, and the Non-Debtor Affiliates in respect of any liability, obligation, fee, judgment, settlement, or expense, including, without limitation, legal fees and expenses, arising from or incurred in connection with any action based upon, attributable to, or arising out of an Asbestos Claim or any violation of the Asbestos Channeling Injunction by any Entity.

2

“Asbestos Containing Products” means asbestos-containing products, equipment, components, parts, improvements to real property, or materials engineered, designed, marketed, manufactured, constructed, sold, supplied, produced, installed, maintained, serviced, specified, selected, repaired, removed, replaced, released, or distributed by, or in any other way made available, or present at any premises owned, leased, occupied or operated by, the Debtor (including, without limitation, any of the Debtor’s direct or indirect predecessors), including without limitation any of those products manufactured, sold, or distributed by, or in any other way made available, or present at any premises owned, leased, occupied or operated by, Old O-I.

“Asbestos Records” shall have the meaning ascribed to it in the Asbestos Records Cooperation Agreement.

“Asbestos Records Cooperation Agreement” means the cooperation agreement with respect to Asbestos Records entered into on or before the Effective Date, substantially in the form attached to the Plan Supplement.

“Asbestos Trust” means the asbestos trust established pursuant to section 524(g) of the Bankruptcy Code and in accordance with this Plan, the Confirmation Order, and the Asbestos Trust Agreement, which trust shall constitute a “qualified settlement fund” under section 468B of the Internal Revenue Code.

“Asbestos Trust Advisory Committee” means the Asbestos Trust advisory committee established pursuant to the terms of this Plan and the Asbestos Trust Agreement and identified in the Plan Supplement.

“Asbestos Trust Agreement” means the agreement, which agreement shall be substantially in the form attached as Exhibit A hereto, to be dated as of the Effective Date, by and among the Reorganized Debtor, the Asbestos Trustees, the Delaware Trustee, the Post-Effective Date Future Claimants’ Representative, and the Asbestos Trust Advisory Committee, governing the creation and the terms of the Asbestos Trust.

“Asbestos Trust Assets” means, collectively: (a) the Asbestos Trust Contributions; (b) all other assets, rights, and benefits assigned, transferred or conveyed to the Asbestos Trust in connection with this Plan or any Plan Documents; and (c) all proceeds of the foregoing.

“Asbestos Trust Bylaws” means the Asbestos Trust Bylaws to be adopted by the Asbestos Trust after the Effective Date, as such bylaws may be amended or modified from time to time in accordance with the terms of the Asbestos Trust Agreement.

3

“Asbestos Trust Contributions” means, collectively, the Paddock Trust Contribution and the O-I Glass Trust Contribution.

“Asbestos Trust Distribution Procedures” means the trust distribution procedures for the Asbestos Trust, which shall be substantially in the form attached as Exhibit B hereto, and such additional procedures as may subsequently be adopted by the Asbestos Trust, which provide for the resolution, liquidation, and satisfaction of Asbestos Claims.

“Asbestos Trust Documents” means, collectively: (a) the Asbestos Trust Agreement; (b) the Asbestos Trust Distribution Procedures; (c) the Asbestos Trust Bylaws; (d) the Asbestos Records Cooperation Agreement; and (e) any other agreements, instruments and documents governing the establishment and administration of the Asbestos Trust, as the same may be amended or modified from time to time, in accordance with the terms thereof.

“Asbestos Trust Expenses” means any of the liabilities, costs, or expenses incurred by or on behalf of the Asbestos Trust (other than liabilities to Holders of Asbestos Claims in respect of such Claims), in carrying out the terms of the Asbestos Trust Agreement.

“Asbestos Trustees” means the individual or individuals set forth in the Asbestos Trust Agreement and appointed to serve as the trustees for the Asbestos Trust in accordance with the terms of the Plan and the Asbestos Trust Agreement, and any successor trustees thereto appointed in accordance with the Asbestos Trust Agreement.

“Avoidance Action” means any action commenced, or that may be commenced, before or after the Effective Date pursuant to sections 544, 545, 547, 548, 549, 550, or 551 of the Bankruptcy Code.

“Ballot” means each of the ballots and/or master ballots upon which Holders of Asbestos Claims entitled to vote shall, among other things, indicate their acceptance or rejection of this Plan in accordance with this Plan and the procedures governing the solicitation process, and which must be actually received by the Balloting Agent on or before the Voting Deadline.

“Balloting Agent” means Prime Clerk LLC.

“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., as amended from time to time, as applicable to the Chapter 11 Case.

“Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware or such other court (other than the District Court) as may have jurisdiction over the Chapter 11 Case.

“Bankruptcy Rules” means, collectively: (a) the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code; (b) the Federal Rules of Civil Procedure, as applicable to the Chapter 11 Case or any proceedings therein; and (c) the local rules of the Bankruptcy Court, all as amended from time to time and applicable to the Chapter 11 Case. When used to reference specific rules, such term shall mean the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code.

4

“Business Day” means any day other than a Saturday, a Sunday or “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

“Cash” means legal tender of the United States of America or the equivalent thereof.

“Cause of Action” means any action, including any Avoidance Action, cause of action, liability, obligation, account, controversy, right to legal remedy, right to equitable remedy, right to payment, suit, debt, sum of money, damage, judgment, Claim or Demand whatsoever, whether known or unknown, now or in the future, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured, whether alleged, asserted or assertable directly, indirectly or derivatively, in law, equity, admiralty, or otherwise, arising under any applicable law, regulation, or similar governmental pronouncement.

“Chapter 11 Case” means the case under Chapter 11 of the Bankruptcy Code commenced by the Debtor on the Petition Date in the Bankruptcy Court under Case No. 20-10028 (LSS).

“Claim” shall have the meaning ascribed to such term in section 101(5) of the Bankruptcy Code as it pertains to “claims” against the Debtor.

“Class” means a category of Holders of Claims or Equity Interests described in Article III of this Plan.

“Confirmation Date” means the earlier of (a) the date on which the order of the Bankruptcy Court confirming this Plan under section 1129 of the Bankruptcy Code is affirmed by the District Court or (b) the date on which the Confirmation Order is entered by the District Court.

“Confirmation Hearing” means the hearing(s) held by the Bankruptcy Court and/or District Court pursuant to section 1128 of the Bankruptcy Code to consider confirmation of the Plan, as such hearing(s) may be adjourned or continued from time to time.

“Confirmation Order” means (a) the order of the District Court confirming the Plan under section 1129 of the Bankruptcy Code or (b) collectively, the order of the Bankruptcy Court confirming the Plan under section 1129 of the Bankruptcy Code and the order of the District Court affirming such order, which in either case shall contain the Asbestos Channeling Injunction.

“Covered Claims” means all Professional Fee Claims and Non-Asbestos Claims that are not Environmental Claims or Causes of Action.

“Covered Claims Indemnification Agreement” means the Covered Claims Indemnification Agreement, substantially in the form attached hereto as Exhibit E, by and among the Reorganized Debtor and O-I Glass, effective as of the Effective Date, pursuant to which O-I Glass agrees to indemnify, defend, pay the defense costs for, and hold harmless the Reorganized Debtor from and against all Covered Claims and associated costs, expenses, actions, Causes of Action, suits, controversies, damages, demands, debts, liabilities or obligations of any nature, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, liquidated or unliquidated, matured or not matured, contingent or direct, whether arising at common law, in equity or under any statute, all as more specifically and to the extent set forth in such Covered Claims Indemnification Agreement.

5

“Cure Claim” means a Claim based upon the Debtor’s monetary default(s) under an Executory Contract existing as of the time such Executory Contract is assumed by the Debtor pursuant to section 365 of the Bankruptcy Code.

“Debtor” or “Paddock” means Paddock Enterprises, LLC, a Delaware limited liability company.

“Delaware Trustee” means the Entity appointed in accordance with Section 8.3(e) to serve as the “Delaware Trustee” in accordance with the terms of the Plan and the Asbestos Trust Agreement.

“Demand” shall have the meaning ascribed to such term in section 524(g) of the Bankruptcy Code.

“Disallowed” means, when used with respect to a Non-Asbestos Claim or a Professional Fee Claim against the Debtor, such Claim that: (a) is denied, dismissed, expunged, overruled, or disallowed in whole or in part (but solely to the extent of such disallowance) by Final Order; (b) has been reclassified, expunged, subordinated or estimated by a Final Order of the Bankruptcy Court; (c) is unenforceable to the extent provided in section 502(b) of the Bankruptcy Code; or (d) where the Holder of such Claim is a Person or Entity from which property is recoverable under sections 542, 543, 550, or 553 of the Bankruptcy Code or that is a transferee of a transfer avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code, unless such Person, Entity or transferee has paid the amount, or turned over any such property, for which such Person, Entity or transferee is liable under section 522(i), 542, 543, 550, or 553 of the Bankruptcy Code. In each case a Disallowed Claim or a Disallowed Equity Interest is disallowed only to the extent of disallowance, reclassification, expungement, subordination, or estimation. For the avoidance of doubt, (y) Covered Claims that “pass through” or are otherwise reinstated under this Plan shall be neither Allowed nor Disallowed, and the Reorganized Debtor shall retain all claims and defenses thereto, subject to the O-I Glass Indemnification Agreements, as applicable, and (z) Environmental Claims or Causes of Action shall be treated as contemplated under Section 8.10.

“Disclosure Statement” means the written disclosure statement that relates to this Plan, as the same may be amended, supplemented, or modified from time to time, including all exhibits and schedules thereto and references therein that relate to this Plan, that is prepared and distributed in accordance with the Bankruptcy Code, Bankruptcy Rules, and any other applicable law.

“Disputed” means, with respect to any Non-Asbestos Claim or Professional Fee Claim, such Claim that (a) is neither Allowed nor Disallowed under this Plan or a Final Order unless such Claim is deemed to “pass through” or is otherwise reinstated under this Plan (including, for the avoidance of doubt and without any limitation, any Environmental Claim or Cause of Action as to which no Proof of Claim has been Filed), nor deemed Allowed under sections 502, 503 or 1111 of the Bankruptcy Code; (b) any party in interest has interposed a timely objection or request for estimation (including, without limitation as contemplated in Article VI), and such objection or request for estimation has not been withdrawn or resolved by a Final Order or by agreement; or (c) is listed on the Schedules as disputed, contingent, or unliquidated. Notwithstanding the foregoing, Environmental Claims or Causes of Action other than Filed Proofs of Claim shall be considered neither disputed nor undisputed for purposes of the Plan and shall be treated as provided in Section 8.10.

6

“Distribution” means one or more payments or distributions under this Plan of: (a) Cash; (b) property; or (c) other interest in property, as applicable, to the Holders of Allowed Non-Asbestos Claims or the Asbestos Trust.

“Distribution Record Date” means the record date for determining an entitlement to receive Distributions under this Plan on account of Allowed Non-Asbestos Claims, which date shall be the Confirmation Date.

“District Court” means the United States District Court for the District of Delaware.

“Effective Date” means the date, as determined by the Debtor, on which all conditions to consummation of this Plan set forth in Section 11.2 have been satisfied or waived in accordance with Section 11.3.

“Encumbrance” means, with respect to any property (whether real or personal, or tangible or intangible), any mortgage, Lien, pledge, charge, security interest, assignment, or encumbrance of any kind or nature in respect of such property, including, without limitation, any conditional sale or other title retention agreement, any security agreement, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction, to secure payment of a debt or performance of an obligation.

“Enjoined Matters” shall have the meaning ascribed to it in Section 10.7 of this Plan.

“Entity” means an entity as defined in section 101(15) of the Bankruptcy Code.

“Environmental Claim or Cause of Action” means any Claim or Cause of Action or other legal obligation of any kind, including, but not limited to, any investigatory or remedial action or obligation as well as any liability for investigatory costs, remedial costs, removal costs, response costs, oversight costs, assessment costs, or natural resources damages, operation and maintenance costs, fines, fees, or penalties, against the Debtor arising under any applicable Environmental Law, any other federal, state, local or foreign statute, regulation or similar requirement having the force and effect of law, or judicial or administrative order or determination or common law, concerning public health or safety, workplace health and safety, or pollution or protection of the environment (including all those pertaining to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, emission, control or cleanup of any hazardous materials, hazardous substances, hazardous wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, polychlorinated biphenyls, noise or radiation), or under any contract, environmental covenant, agreement, arrangement, lease, indenture, mortgage, deed of trust, evidence of indebtedness, license, guarantee, understanding, course of dealing or performance, instrument, bid, order, proposal, demand, offer or acceptance, consent decree, whether written or oral, provided that no Claim or Cause of Action that (a) falls within the definition of Asbestos Claim or (b) is related to (i) the post-Effective Date operations of the Reorganized Debtor or (ii) an asset owned by the Reorganized Debtor after the Effective Date for which neither the Debtor nor O-I Glass is liable under Environmental Law pre-Effective Date shall be an Environmental Claim or Cause of Action. Notwithstanding any other provision of this Plan, Environmental Claims or Causes of Action of the United States or any State are not Asbestos Claims under this Plan.

7

“Environmental Claims or Causes of Action Indemnification Agreement” means the Environmental Claims or Causes of Action Indemnification Agreement, substantially in the form attached hereto as Exhibit F, by and among the Reorganized Debtor and O-I Glass, effective as of the Effective Date.

“Environmental Law” means (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601, et seq.; (b) the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendment of 1984, 42 U.S.C. §§ 6901, et seq.; (c) the Clean Air Act, 42 U.S.C. §§ 7401, et seq.; (d) the Clean Water Act of 1977, 33 U.S.C. §§ 1251, et seq.; (e) the Toxic Substances Control Act, 15 U.S.C. §§ 2601, et seq.; (f) the System Unit Resource Protection Act, 54 U.S.C. §§ 100721, et seq.; (g) all statutes, laws, rules, permits or regulations issued, enacted, or promulgated by any Governmental Authority or court (including the common law), as they may be amended from time to time, relating to the protection and/or prevention of harm, contamination or pollution of or to the environment (including ecological systems and living organisms including humans and the following media whether alone or in combination: air (including air within buildings), water (including water under or within land or in pipe or sewage systems), land, buildings and soil); and (h) ordinances, rules, regulations, orders, notices of violation, requests, demands, permits and requirements issued or promulgated by any Governmental Authority in connection with such statutes or laws.

“Equity Interests” means any equity securities (as defined in section 101(16) of the Bankruptcy Code) of the Debtor, including all of the outstanding membership interests in the Debtor, or any warrants, options, or contractual rights to purchase or acquire such equity securities at any time and all rights with respect thereto.

“Estate” means the estate created under section 541 of the Bankruptcy Code in the Chapter 11 Case.

“Exculpated Parties” means, collectively, (a) the Debtor’s directors, officers and managers who served during any time between the Petition Date and the Effective Date of the Plan (each in their capacity as such); (b) the Debtor; (c) the Asbestos Claimants Committee and each of the members thereof, solely in his or her capacity as such; (d) the Future Claimants’ Representative, solely in his capacity as such; (e) the professionals retained in this bankruptcy case by the Debtor, the Asbestos Claimants Committee, or the Future Claimants’ Representative, including but not limited to financial advisors, attorneys, accountants, investment bankers, and consultants (collectively the “Retained Professionals”), and (f) solely as to conduct found by a court of competent jurisdiction to have been undertaken while acting as a fiduciary of the Debtor’s Estate, the employees of the Debtor or other individuals providing similar services to the Debtor (other than the Debtor’s directors, officers and managers), and the employees of the Retained Professionals, each solely in their capacities as such; and counsel to the individual members of the Asbestos Claimants Committee, each solely in their capacity as such, provided however that the Bankruptcy Court is not determining the fiduciary status of any employees of the Debtor or other individuals providing similar services to the Debtor (other than the Debtor’s directors, officers and managers), or any employees of any of the Retained Professionals or counsel to the individual members of the Asbestos Claimants Committee. Nothing herein shall shift the burden of the employees of the Debtor or other individuals providing similar services to the Debtor (other than the Debtor’s directors, officers and managers), and the employees of the Retained Professionals or counsel to the individual members of the Asbestos Claimants Committee, to establish that they were fiduciaries of the Debtor’s Estate during the period of time between the Petition Date and the Effective Date of the Plan.

8

“Exculpation” means the exculpation provision set forth in Section 10.4 hereof.

“Executory Contract” means any unexpired lease or executory contract of the Debtor that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

“Federal Judgment Rate” means the rate specified by 28 U.S.C. § 1961.

“Fee Examiner” means Diana Goldberg Adams (or any Bankruptcy Court-appointed successor), in her (or his) capacity as the fee examiner appointed pursuant to the Fee Examiner Order.

“Fee Examiner Order” means the Order Appointing Fee Examiner [Docket No. 400] (or any other Bankruptcy Court order appointing a fee examiner).

“File” or “Filed” or “Filing” means file, filed or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Case; provided, that when used with respect to a Proof of Claim, shall not include a Proof of Claim for Environmental Claim or Cause of Action filed: (i) by a Governmental Authority that is withdrawn; or (ii) pursuant to 11 U.S.C. §§ 501(b) and (c) or Bankruptcy Rules 3004 and 3005.

“Final Order” means, as applicable, an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter, which has not been reversed, stayed, modified or amended, and as to which the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment could be appealed or from which certiorari could be sought or the new trial, reargument or rehearing shall have been denied, resulted in no modification of such order or has otherwise been dismissed with prejudice; provided, however, no order or judgment shall fail to be a “Final Order” solely because of the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order or judgment.

9

“Future Claimants’ Representative” means James L. Patton, Jr. (or any court-appointed alternative or successor), in his capacity as the court-appointed legal representative for all Future Demand Holders pursuant to section 524(g) of the Bankruptcy Code.

“Future Demand Holder” means an Entity that holds or might subsequently hold a Demand.

“General Asbestos Claim” means any Claim, Demand, or Cause of Action or any portion thereof against, or any debt, liability, or obligation of, the Debtor or any other Protected Party, arising in any jurisdiction around the world, whether now existing or hereafter arising, for, attributable to, arising out of, in connection with, based upon, or resulting from, directly or indirectly, death, bodily injury, sickness, disease, or other personal or emotional injuries to Persons, whether relating to a single disease or injury, combination of diseases or injuries, or separately or subsequently arising disease or injury, whether in the nature of or sounding in tort, or under contract, warranty, employer liability, conspiracy, or any other theory of law, equity, or admiralty, whether based on statute, treaty, regulation, restatement or common law, whatsoever (including, without limitation, any Claim, Demand, or Cause of Action, whether direct, indirect or derivative, based upon a legal or equitable theory of liability in the nature of veil piercing, alter ego, successor liability, vicarious liability, mere continuation, fraudulent transfer or conveyance, or conspiracy, upon which any of the Non-Debtor Affiliates are liable or are alleged to be liable), to the extent arising, directly, indirectly or derivatively, from (i) (a) acts, omissions, business, premises, or operations of the Debtor or its direct or indirect predecessors; or (b) acts, omissions, business, premises, or operations of any other Entity (including, without limitation, the Debtor’s direct or indirect predecessors) for whose acts, omissions, business, operations, or products the Debtor has liability or is alleged to have liability; and (ii) the sale of, manufacture of, presence of, or exposure to, any Asbestos Containing Products.

For the avoidance of doubt, “General Asbestos Claim” shall include, but shall not be limited to, any Claim, Demand, Cause of Action, allegation, debt, liability, or obligation described in the immediately preceding sentence that, directly, indirectly or derivatively, arises from or is based upon any acts or omissions that constituted or may have constituted ordinary or gross negligence or reckless, intentional, willful, or wanton misconduct of the Debtor or any other Entity for whose acts, omissions, business, operations, or products the Debtor has liability or is alleged to have liability (including, without limitation, any of the Debtor’s direct or indirect predecessors), and any conduct for which the Debtor, or any other Entity for whose acts, omissions, business, operations, or products the Debtor has liability or is alleged to have liability (including, without limitation, any of the Debtor’s direct or indirect predecessors), may be deemed to have strict liability under any applicable law, including claims, debts, obligations, or liabilities for compensatory damages (such as loss of consortium, medical monitoring, personal or bodily injury, wrongful death, survivorship, proximate, consequential, general, and special damages) and punitive damages, but only to the extent any such liability or alleged liability is for, attributable to, arising out of, based upon, or resulting from, directly or indirectly, death, bodily injury, sickness, disease, other personal or emotional injuries to Persons caused, or allegedly caused, directly or indirectly, by the sale of, manufacture of, presence of, or exposure to, any Asbestos Containing Products.

10

For purposes of this definition, “veil piercing, alter ego, successor liability, vicarious liability, mere continuation, fraudulent transfer or conveyance, or conspiracy” claims shall include, but shall not be limited to, (a) fraudulent transfer or fraudulent conveyance claims, or claims seeking to avoid and/or recover any transfers of property or void any transaction, under applicable non-bankruptcy law; (b) denuding the corporation claims; (c) single business enterprise or common enterprise claims; (d) claims that the Debtor was the predecessor to any Non-Debtor Affiliate; (e) claims that the Debtor was the mere instrumentality, agent, dominated or controlled party, or alter ego of any Non-Debtor Affiliate, or that any Non-Debtor Affiliate was the mere instrumentality, agent, dominated or controlled party, or alter ego of the Debtor; (f) claims that any Non-Debtor Affiliate was the mere continuation of the Debtor; (g) negligent provision of services claims; (h) claims that any Non-Debtor Affiliate, on the one hand, and the Debtor, on the other hand, conspired with one another, aided and abetted one another, or acted in concert with one another; and (i) any other Claims, Demands, or Causes of Action asserted derivatively against any of the Non-Debtor Affiliates that belong to, or may be brought on behalf of or in the name of, the Debtor, whether or not included in the foregoing list, including, without limitation, any other such claim or cause of action against a Non-Debtor Affiliate.

Notwithstanding the foregoing, (i) any Claim, Demand, Cause of Action, allegation, debt, liability, or obligation described in this definition shall be a “General Asbestos Claim” only to the extent of a Protected Party’s liability for that Claim, Demand, Cause of Action, allegation, debt, liability, or obligation and (ii) the term “General Asbestos Claim” shall not include (a) any Claim by any former employee of the Debtor (or any predecessor thereof) for benefits under a policy of workers’ compensation insurance or for benefits under any state or federal workers’ compensation statute or other statute providing compensation to an employee from an employer; or (b) any Indirect Asbestos Claim.

“General Unsecured Claim” means a Claim against the Debtor that is not secured by a valid and enforceable Lien against property of the Debtor and that is not an Administrative Expense Claim, a Professional Fee Claim, a Priority Tax Claim, an Other Priority Claim, an Environmental Claim or Cause of Action, an Asbestos Claim, or an Intercompany Claim.

“Governmental Authority” means any national, central, federal, state, provincial, municipal, local or other domestic, foreign or supranational governmental, legislative, administrative, or regulatory authority, agency, court, arbitration tribunal, board, department, commission or other governmental, or regulatory entity, including any competent governmental authority responsible for the determination, assessment or collection of taxes; including, but not limited to, those listed on Schedule 1.1(a) attached hereto.

“Governmental Unit” shall have the meaning ascribed to it in Section 10.12 of this Plan.

“Holder” means any Person or Entity that is the owner of record of a Claim or an Equity Interest, as applicable.

“Impaired” means a Claim or an Equity Interest, or a Class of Claims or Equity Interests, as appropriate, that is impaired within the meaning of section 1124 of the Bankruptcy Code.

11

“Indirect Asbestos Claim” means any cross-claim, contribution claim, subrogation claim, reimbursement claim, indemnity claim, guaranty claim, or other similar indirect Claim, Demand, or Cause of Action, arising in any jurisdiction around the world, against any Protected Party, whether or not such Claim, Demand, or Cause of Action is or has been reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, whether or not the facts of or legal bases therefor are known or unknown, and whether in the nature of or sounding in tort, or under contract or implied by law (as governed by the applicable non-bankruptcy law), statutory right, warranty, guaranty, contribution, joint liability, joint and several liability, conspiracy, subrogation, reimbursement, or indemnity, or any other theory of law, equity, or admiralty, whether based on statute, treaty, regulation, restatement or common law, whatsoever (including, without limitation, any Claim, Demand, or Cause of Action based upon a legal or equitable theory of liability in the nature of veil piercing, alter ego, successor liability, vicarious liability, mere continuation, fraudulent transfer or conveyance, or conspiracy, upon which any of the Non-Debtor Affiliates are liable or are alleged to be liable), for, attributable to, arising out of, in connection with, based upon, or resulting from, directly or indirectly, death, bodily injury, sickness, disease, other personal or emotional injuries to Persons caused, or allegedly caused, directly or indirectly, by the sale of, manufacture of, presence of, or exposure to, Asbestos Containing Products.

For the avoidance of doubt, “Indirect Asbestos Claim” shall include, but shall not be limited to, any Claim, Demand, or Cause of Action described in the immediately preceding sentence that, directly, indirectly or derivatively, arises from or is based upon any acts or omissions that constituted or may have constituted ordinary or gross negligence or reckless, intentional, willful, or wanton misconduct of the Debtor or any other Entity (including, without limitation, the Debtor’s direct or indirect predecessors) for whose acts, omissions, business, operations, or products the Debtor has liability or is alleged to have liability, and any conduct for which the Debtor, or any other Entity for whose acts, omissions, business, operations, or products the Debtor has liability or is alleged to have liability (including, without limitation, the Debtor’s direct or indirect predecessors), may be deemed to have strict liability under any applicable law, including claims, debts, obligations, or liabilities for compensatory damages (such as loss of consortium, medical monitoring, personal or bodily injury, wrongful death, survivorship, proximate, consequential, general, and special damages) and punitive damages, but only to the extent any such liability or alleged liability is for, attributable to, arising out of, in connection with, based upon, or resulting from, directly or indirectly, death, bodily injury, sickness, disease, other personal or emotional injuries to Persons caused, or allegedly caused, directly or indirectly, by the sale of, manufacture of, presence of, or exposure to, asbestos from any Asbestos Containing Products.

Notwithstanding anything to the contrary in this definition, and for the avoidance of doubt, (i) any Claim, Demand, Cause of Action, allegation, debt, liability, or obligation described in this definition shall be a “Indirect Asbestos Claim” only to the extent of a Protected Party’s liability for that Claim, Demand, Cause of Action, allegation, debt, liability, or obligation and (ii) an Indirect Asbestos Claim shall not include any claim for or otherwise relating to death, injury, or damages caused by asbestos or a product or material containing asbestos that is asserted by or on behalf of any injured individual, the estate, legal counsel, relative, assignee, or other representative of any injured individual, or an individual who claims injury or damages as a result of the injury or death of another individual regardless of whether such claim is seeking compensatory, special, economic, non-economic, punitive, exemplary, administrative, or any other costs or damages, or any legal, equitable or other relief whatsoever, including pursuant to a settlement, judgment, or verdict.

12

“Intercompany Claim” means any Claim held by an Affiliate of the Debtor against the Debtor.

“Known” means, where such Entity’s or Person’s information (1) is listed on: (a) the Debtor’s books and records, (b) the claims register maintained in the Chapter 11 Case, or (c) the Schedules or (2) is otherwise furnished to the Debtor.

“Lien” has the meaning ascribed to such term in section 101(37) of the Bankruptcy Code.

“Meigs” means Meigs Investments, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Debtor.

“Net Reserve Funds” means no less than $10 million in Cash to be set aside by the Debtor on the Effective Date.

“Non-Asbestos Claim” means any Claim against the Debtor that is not an Asbestos Claim or a Professional Fee Claim.

“Non-Debtor Affiliates” means O-I Glass, O-I Group, Meigs, and all current and former Affiliates of O-I Glass other than the Debtor that are identified in Schedule 1.1(b) attached hereto (as may be amended and/or supplemented through the Effective Date with the consent of the Asbestos Claimants Committee and Future Claimants’ Representative (with such consent not to be unreasonably withheld or delayed)), and any of such Affiliates’ successors or assigns, solely in their capacities as such. After the Effective Date, the Reorganized Debtor or O-I Glass may amend and/or supplement Schedule 1.1(b) to include any additional current or former Affiliates with: (i) the consent of the Asbestos Trust Advisory Committee and the Post-Effective Date Future Claimants’ Representative (with such consent not to be unreasonably withheld or delayed), or (ii) the approval of the Bankruptcy Court; provided that, any amended Schedule 1.1(b) will be Filed.

“Notice of Non-Voting Status” means a notice, substantially in the form attached as Exhibit F to the Solicitation Procedures Order, to be provided by the Debtor to Known Holders of (a) Claims in Classes 1, 2, 4, and 5 and (b) Unclassified Claims (as defined in the Solicitation Procedures Motion), which, among other things, notifies such parties that they are not entitled to vote to accept or reject this Plan.

“O-I Glass” means O-I Glass, Inc., a publicly traded Delaware corporation and the direct parent of the Debtor, and any successor or assign thereof.

“O-I Glass Cash” means $601.5 million in Cash.

“O-I Glass Contribution” means, in the aggregate, the following contributions made on the Effective Date by O-I Glass or one or more of its Affiliates on behalf of O-I Glass and the other Non-Debtor Affiliates: (a) the O-I Glass Trust Contribution; (b) indemnification by O-I Glass of the Reorganized Debtor from and against all Covered Claims and Environmental Claims or Causes of Action, in each case pursuant to and to the extent set forth in the Covered Claims Indemnification Agreement and the Environmental Claims or Causes of Action Indemnification Agreement, as applicable; and (c) the fulfillment of the Support Request.

13

“O-I Glass Indemnification Agreements” means the Covered Claims Indemnification Agreement and the Environmental Claims or Causes of Action Indemnification Agreement.

“O-I Glass Trust Contribution” means, in the aggregate, the following contributions made on the Effective Date to the Asbestos Trust by O-I Glass or one or more of its Affiliates, on behalf of O-I Glass and the other Non-Debtor Affiliates: (a) the O-I Glass Cash; and (b) the Pledge.

“O-I Group” means Owens-Illinois Group, Inc., a Delaware corporation that is a subsidiary of O-I Glass and is the direct or indirect holder of all of O-I Glass’s subsidiaries other than the Debtor and Meigs.

“Old O-I” means Owens-Illinois, Inc., of which the Debtor became the successor-by-merger in connection with the Prepetition Restructuring Transaction.

“Other Priority Claim” means any Claim entitled to priority pursuant to section 507 of the Bankruptcy Code other than an Administrative Expense Claim, a Professional Fee Claim, a Secured Claim, or a Priority Tax Claim.

“Paddock Trust Contribution” means the Payment Note.

“Payment Default” means the failure by the Reorganized Debtor to pay the Payment Note in full on or before the fifth anniversary of the Effective Date.

“Payment Note” means a note, substantially in the form included in the Plan Supplement, issued to the Asbestos Trust by the Reorganized Debtor as obligor in the principal amount of $8.5 million. The Payment Note will (a) beginning on the third anniversary of the Effective Date, bear interest at a rate equal to 1.75% plus the U.S. Prime Rate (as published in the Wall Street Journal on the date set forth in the note) per annum on the amount of the unpaid principal, (b) mature on the fifth anniversary of the Effective Date, (c) be secured by the Pledge, and (d) provide for payment in full of the principal amount of the Payment Note on or before the Payment Note’s maturity date. The Payment Note may be prepaid, in whole or in part, at any time after the Effective Date, without penalty or premium. Pursuant to the Payment Note and the Pledge Agreement, upon the occurrence of a Payment Default, the Asbestos Trust may, upon written notice to the Reorganized Debtor and O-I Glass, foreclose on the Pledge. During the period in which the Payment Default has occurred and is continuing, interest will accrue at a rate equal to 3.75% plus the U.S. Prime Rate (as published in the Wall Street Journal on the date that the Payment Default occurs) per annum on the amount of the unpaid principal. A Payment Default shall not provide a basis for the Asbestos Trust or any other party in interest to contend that a material breach of this Plan has occurred or that any Protected Party is no longer entitled to the protections provided to such Protected Party pursuant to this Plan, including without limitation the protections of the Asbestos Channeling Injunction, the related indemnification by the Asbestos Trust, and the settlement of the Estate’s claims.

14

“Person” means a person as defined in section 101(41) of the Bankruptcy Code.

“Petition Date” means January 6, 2020, the date on which the Debtor Filed its petition for relief commencing the Chapter 11 Case.

“Plan” means this Third Amended Plan of Reorganization for Paddock Enterprises, LLC Under Chapter 11 of the Bankruptcy Code, including any supplements and exhibits hereto, either in its present form or as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof.

“Plan Documents” means, collectively, (a) this Plan, (b) the Disclosure Statement, (c) all of the exhibits attached to this Plan and the Disclosure Statement, (d) the Plan Supplement and all documents and agreements contained therein, (e) the Asbestos Trust Documents, and (e) any other document necessary to implement this Plan.

“Plan Proponents” means, collectively, the Debtor, the Asbestos Claimants Committee, the Future Claimants’ Representative, and O-I Glass.

“Plan Supplement” means the supplement to this Plan to be Filed with the Bankruptcy Court on or before the date that is seven (7) calendar days prior to the earlier of (a) the Voting Deadline or (b) the deadline to object to confirmation of this Plan, unless otherwise ordered by the Bankruptcy Court.

“Pledge” means a pledge of one hundred percent (100%) of the Equity Interests in the Reorganized Debtor in favor of the Asbestos Trust, which shall secure the Payment Note, as set forth in and pursuant to the Pledge Agreement.

“Pledge Agreement” means an agreement, substantially in the form included in the Plan Supplement, by and between the Asbestos Trust and O-I Glass, to secure the payment of the Payment Note through the Pledge.

“Post-Effective Date Future Claimants’ Representative” means the Future Claimants’ Representative or such other Person appointed by the Bankruptcy Court and identified in the Asbestos Trust Agreement (or any alternative or successor appointed as provided in the Asbestos Trust Agreement), in his or her capacity as the legal representative of Future Demand Holders subsequent to the Effective Date pursuant to section 524(g) of the Bankruptcy Code.

“Postpetition Interest” means: (a) with respect to General Unsecured Claims and Other Priority Claims, postpetition interest at the Federal Judgment Rate in effect on the applicable Petition Date; (b) with respect to Priority Tax Claims, interest consistent with section 511 of the Bankruptcy Code; and (c) with respect to Secured Claims, postpetition interest at the applicable contract rate or, if none, at the Federal Judgment Rate in effect on the Petition Date.

“Prepetition Restructuring Transaction” means the corporate restructuring completed pursuant to section 251(g) of the Delaware General Corporation Law in December 2019, as a result of which, among other things, (i) Old O-I ceased to exist for corporate purposes under Delaware law and two new entities were created: (a) the Debtor, into which Old O-I merged, and (b) O-I Glass, which became the new publicly traded parent; (ii) certain assets of Old O-I, which became assets of the Debtor as a matter of law upon the merger, were distributed as a dividend to O-I Glass; (iii) certain obligations of Old O-I, which became obligations of the Debtor by operation of Delaware law upon the merger, were assumed by O-I Glass; and (iv) the Debtor and O-I Glass entered into the Support Agreement and the Services Agreement.

15

“Priority Tax Claim” means any Claim entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code.

“Professional” means any Person retained or to be compensated in the Chapter 11 Case pursuant to section 327, 328, 330, 331, 503(b), or 1103 of the Bankruptcy Code, including, without limitation, any professional retained by the Debtor, the Asbestos Claimants Committee and/or the Future Claimants’ Representative.

“Professional Fee Claim” means any Claim of (i) a Professional for allowance of compensation and/or reimbursement of costs and expenses pursuant to sections 330, 331, 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code, or (ii) the Future Claimants’ Representative or a member of the Asbestos Claimants Committee for reimbursement of costs and expenses, in each case incurred in the Chapter 11 Case on or before the Effective Date, or, pursuant to Section 9.1 herein, after the Effective Date.

“Professional Fee Claims Bar Date” means the date that is forty-five (45) days after the Effective Date.

“Professional Fee Escrow Account” means an account funded by the Debtor in an amount equal to or greater than the Professional Fee Escrow Amount and maintained on and after the Effective Date solely for the purpose of paying Allowed and unpaid Professional Fee Claims and Allowed and unpaid fees and expenses of the Balloting Agent under section 156 of the Bankruptcy Code.

“Professional Fee Escrow Amount” means the aggregate amount of all fees, costs and expenses accrued and incurred by (a) Professionals, (b) the Future Claimants’ Representative, (c) members of the Asbestos Claimants Committee, and (d) the Balloting Agent under section 156 of the Bankruptcy Code through the Effective Date as estimated in good faith and in accordance with Section 2.2(c).

“Proof of Claim” means any proof of claim Filed with the Bankruptcy Court or the Balloting Agent pursuant to section 501 of the Bankruptcy Code and Rule 3001 or 3002 of the Bankruptcy Rules that asserts a Claim against the Debtor.

“Protected Party” means each of the following: (a) the Debtor; (b) the Reorganized Debtor; (c) the Non-Debtor Affiliates; and (d) any Representative of any of the foregoing Entities.

“Released Party” means each of the following: (a) the Debtor; (b) the Non-Debtor Affiliates; and (c), to the fullest extent permitted by applicable law, any Representatives of the foregoing Entities.

16

“Releasing Parties” means, collectively, (a) all Holders of Claims that vote to accept this Plan; (b) all Holders of Claims that are presumed to accept this Plan and fail to timely object to the releases provided for in Section 10.6 of this Plan, other than (1) Holders of Environmental Claims or Causes of Action that are Governmental Authorities and (2) the United States; (c) all Holders of Claims entitled to vote on this Plan and who vote against this Plan and do not opt out of the releases provided for in this Plan; and (d) all Holders of Claims entitled to, but do not, vote for or against this Plan and do not opt out of the releases provided for in this Plan. For the avoidance of doubt, (1) Holders of Environmental Claims or Causes of Action that are Governmental Authorities and (2) the United States are not Releasing Parties.

“Reorganized Paddock” or “Reorganized Debtor” means the Debtor, or any successor thereto by merger, consolidation, or otherwise, on and after the Effective Date.

“Representative” means with respect to any Person, such Person’s (a) predecessors, successors, permitted assigns, subsidiaries, and controlled affiliates, (b) current and former officers, directors, and managers, principals, members, employees, financial advisors, attorneys, accountants, investment bankers, consultants, experts, and other professionals, and (c) respective heirs, executors, and estates, in each case solely in their capacity as such.

“Schedule of Assumed Contracts” means the schedule of Executory Contracts to be assumed by the Debtor, which schedule shall be Filed with the Plan Supplement, as may be amended, modified or supplemented pursuant to the terms hereof.

“Schedules” means the schedules of assets and liabilities and the statements of financial affairs of the Debtor as Filed with the Bankruptcy Court on February 11, 2020 and February 27, 2020 [Docket Nos. 97, 116] in accordance with section 521 of the Bankruptcy Code, as such schedules and statements may be amended or supplemented from time to time.

“Secured Claim” means a Claim, other than an Intercompany Claim, that is: (a) secured by a valid, duly perfected, non-avoidable Lien, mortgage, security interest, or other Encumbrance on or in an interest of the Estate in property, to the extent of the value, as of the Effective Date or such other date as is established by the Bankruptcy Court, of the Holder’s interest in the Estate’s interest in such property, as determined by a Final Order of the Bankruptcy Court pursuant to section 506(a) of the Bankruptcy Code or as otherwise agreed in writing by the Debtor and the Holder of the applicable Claim; or (b) secured by the amount of any valid, non-avoidable rights of setoff of the Holder thereof under section 553 of the Bankruptcy Code.

“Services Agreement” means that certain Services Agreement, dated as of December 27, 2019, by and between the Debtor and O-I Glass, as may be amended, restated, modified or supplemented from time to time prior to the Effective Date.

“Solicitation Procedures” means the procedures, attached as Exhibit A to the Solicitation Procedures Order, concerning solicitation of this Plan.

“Solicitation Procedures Motion” means the Motion for Entry of Order (I) Approving Disclosure Statement and Form and Manner of Notice of Hearing Thereon; (II) Establishing Solicitation Procedures; (III) Approving Forms of Ballots; (IV) Approving Form, Manner, and Scope of Confirmation Notices; (V) Establishing Certain Deadlines in Connection with Approval of Disclosure Statement and Confirmation of Plan; and (VI) Granting Related Relief, Filed on January 26, 2022 [Docket No. 1163].

17

“Solicitation Procedures Order” means the Order (I) Approving Disclosure Statement and Form and Manner of Notice of Hearing Thereon; (II) Establishing Solicitation Procedures; (III) Approving Forms of Ballots; (IV) Approving Form, Manner, and Scope of Confirmation Notices; (V) Establishing Certain Deadlines in Connection with Approval of Disclosure Statement and Confirmation of Plan; and (VI) Granting Related Relief, entered by the Bankruptcy Court on February 17, 2022 [Docket No. 1216].

“Statutory Fees” means all fees and charges assessed against the Estate under section 1930, chapter 123 of title 28 of the United States Code, 28 U.S.C. §§ 1-4001.

“Support Agreement” means that certain Support Agreement, dated as of December 27, 2019, by and between the Debtor and O-I Glass, as may be amended, restated, modified or supplemented from time to time prior to the Effective Date.

“Support Request” shall have the meaning ascribed to it in Section 8.5 of this Plan.

“Unimpaired” means a Claim or an Equity Interest, or a Class of Claims or Equity Interests, as appropriate, that is not Impaired under the Plan.

“United States Trustee” or “UST” means the United States Trustee appointed under section 581 of title 28 of the United States Code to serve in the District of Delaware.

“Voting Deadline” means the date established by the Bankruptcy Court as the deadline for the return of Ballots for voting on the Plan, which is April 8, 2022, at 4:00 p.m. (Prevailing Eastern Time), except that to the extent the Debtor has extended such deadline to a subsequent date (with the consent of the other Plan Proponents, with such consent not to be unreasonably withheld, conditioned or delayed), the Voting Deadline shall mean such date as extended.

“Voting Record Date” means February 16, 2022.

1.2           Ancillary Documents. Each of the schedules and exhibits to this Plan, the Disclosure Statement, and the schedules and exhibits to the Disclosure Statement, the Plan Supplement, and the schedules and exhibits to the Plan Supplement are an integral part of this Plan, and are hereby incorporated by reference and made a part of this Plan, including, without limitation, the Asbestos Trust Documents.

ARTICLE II.

ADMINISTRATIVE EXPENSE AND PRIORITY TAX CLAIMS

2.1           Summary. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims, Professional Fee Claims, and Priority Tax Claims described below have not been classified and are excluded from those Classes of Claims and Equity Interests described in Article III of this Plan.

18

2.2           Administrative Expense Claims.

(a)           General Administrative Expense Claims.

Except with respect to Administrative Expense Claims that are Statutory Fees and subject to the Confirmation Order and this Plan, unless otherwise agreed by the Debtor and the Holder of an Allowed Administrative Expense Claim, each Holder of an Allowed Administrative Expense Claim shall receive Cash equal to the unpaid portion of such Allowed Administrative Expense Claim on or as soon as practicable after the latest of (a) the Effective Date, (b) the date the Administrative Expense Claim becomes Allowed, and (c) the date the Allowed Administrative Expense Claim becomes due and payable in the ordinary course of business, consistent with past practice and in accordance with the terms and conditions of any orders or agreement governing, instruments evidencing, or other documents establishing such liabilities; provided, however that any Administrative Expense Claim that is not a Statutory Fee that is Disputed as of the time for payment set forth herein that ultimately becomes Allowed shall be paid on or as soon as reasonably practicable after the date such Administrative Expense Claim becomes Allowed. As of the Effective Date, the Reorganized Debtor, in its sole and absolute discretion, may settle Administrative Expense Claims in the ordinary course of business without further Bankruptcy Court approval. A claimant’s receipt of the Allowed amount of its Administrative Expense Claim shall be in full satisfaction, settlement, release, extinguishment, and discharge of such Claim, on the date such payment is received.

(b)           Asbestos Trust Expenses.

As of the Effective Date, liability for all Asbestos Trust Expenses incurred thereafter shall automatically, and without further act, deed or court order, be assumed by the Asbestos Trust and resolved in accordance with the terms, provisions and procedures of the Asbestos Trust Agreement.

(c)           Professional Fee Claims.

(i)               Final Fee Applications.

All Professionals or other Entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) and/or section 1103 of the Bankruptcy Code for services rendered on or before the Effective Date (including, without limitation, any compensation requested by any Professional or any other Entity for making a substantial contribution in the Chapter 11 Case) shall File no later than the Professional Fee Claims Bar Date and serve on (a) counsel to the Reorganized Debtor or the Debtor, as applicable, and (b) the United States Trustee, an application for final allowance of compensation and reimbursement of expenses for services rendered on or before the Effective Date; provided, however, that, notwithstanding a Professional’s Filing of such final application, Professionals may, subject to Section 9.1 herein, continue to request and receive compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) and/or section 1103 of the Bankruptcy Code for services rendered after the Effective Date. For the avoidance of doubt, the Professional Fee Claims Bar Date shall not apply to and shall have no effect on any Professional Fee Claim for services rendered post-Effective Date pursuant to Section 9.1 herein. Objections to Professional Fee Claims must be Filed and served on (a) counsel to the Reorganized Debtor or the Debtor, as applicable, (b) the United States Trustee, (c) the requesting Professionals or other Entities, and (d) the Fee Examiner, no later than twenty (20) days after the Professional Fee Claims Bar Date.

19

(ii)              Professional Fee Escrow Account

On or before the Effective Date, the Debtor shall fund the Professional Fee Escrow Account with Cash equal to the aggregate Professional Fee Escrow Amount for all Professionals, the members of the Asbestos Claimants Committee, and the Future Claimants’ Representative. The Professional Fee Escrow Account shall be maintained in trust for the Professionals, the members of the Asbestos Claimants Committee, and the Future Claimants’ Representative. Such funds in the Professional Fee Escrow Account shall not constitute property of the Debtor’s Estate or property of the Reorganized Debtor while they remain in the Professional Fee Escrow Account. The amount of Professional Fee Claims owing to the Professionals, the members of the Asbestos Claimants Committee, and the Future Claimants’ Representative as of the Effective Date shall be paid in Cash to such Professionals, members of the Asbestos Claimants Committee, and the Future Claimants’ Representative from funds held in the Professional Fee Escrow Account, without interest or other earnings therefrom, as soon as reasonably practicable after such Claims are Allowed by a Bankruptcy Court order. To the extent that the funds held in the Professional Fee Escrow Account are not sufficient to satisfy all Allowed Professional Fee Claims in full, the Reorganized Debtor shall pay such additional Allowed amounts in Cash, without interest or other earnings therefrom, as soon as reasonably practicable after such Claims are Allowed by a Bankruptcy Court order. When all Allowed Professional Fee Claims have been paid in full, amounts remaining in the Professional Fee Escrow Account, if any, shall revert to the Reorganized Debtor.

(iii)            Professional Fee Escrow Amount

The Professionals, the members of the Asbestos Claimants Committee, and the Future Claimants’ Representative shall estimate their aggregate fees, costs and expenses accrued and incurred prior to and as of the Confirmation Date, along with an estimate of all fees, costs and expenses to be incurred through and including the Effective Date, and shall deliver such estimates to the Debtor no later than seven (7) days after entry of the order of the Bankruptcy Court confirming the Plan under section 1129 of the Bankruptcy Code; provided, however, that (i) the failure of any Professional, member of the Asbestos Claimants Committee, or the Future Claimants’ Representative to provide such estimate shall not prejudice their respective rights to request or receive compensation or reimbursement of expenses and (ii) such estimates shall not be considered an admission or limitation with respect to the fees and expenses of such Professional, member of the Asbestos Claimants Committee, or the Future Claimants’ Representative or a cap on the Allowed amount of any Professional Fee Claim. If a Professional, member of the Asbestos Claimants Committee, or the Future Claimants’ Representative does not provide such estimates, the Debtor may estimate the unbilled fees and expenses of such Professional, member of the Asbestos Claimants Committee, or the Future Claimants’ Representative. The total amount so estimated shall comprise the “Professional Fee Escrow Amount.”

20

(iv)            Post-Effective Date Fees and Expenses of the Reorganized Debtor Professionals.

Except as otherwise specifically provided in this Plan, from and after the Effective Date, the Reorganized Debtor shall, in the ordinary course of business and without any further notice to or action, order or approval of the Bankruptcy Court, pay in Cash the legal, professional or other fees and expenses related to the implementation and consummation of this Plan incurred by the Reorganized Debtor following the Effective Date. Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Reorganized Debtor may employ and pay any Professional for services rendered or expenses incurred after the Effective Date in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.

(v)            Fee Examiner

The Fee Examiner appointed under the Fee Examiner Order shall continue to act in such capacity unless and until all final Professional Fee Claims have been adjudicated by order of the Bankruptcy Court, and the Reorganized Debtor shall be responsible to pay the fees and expenses incurred by the Fee Examiner in rendering services after the Effective Date.

(d)            Payment of Statutory Fees.

All Statutory Fees due and payable prior to the Effective Date shall be paid by the Debtor on the Effective Date. After the Effective Date, the Reorganized Debtor shall pay any and all Statutory Fees when due and payable. The Debtor shall File all monthly and quarterly reports due prior to the Effective Date when they become due, in a form reasonably acceptable to the United States Trustee. After the Effective Date, the Reorganized Debtor shall File with the Bankruptcy Court quarterly reports when they become due, in a form reasonably acceptable to the United States Trustee, which reports shall include a separate schedule of disbursements made by the Reorganized Debtor during the applicable period, attested to by an authorized representative of the Reorganized Debtor. The Debtor and the Reorganized Debtor shall remain obligated to pay Statutory Fees to the United States Trustee until the earliest of the Chapter 11 Case being closed, dismissed, or converted to a case under Chapter 7 of the Bankruptcy Code. The United States Trustee shall not be required to File any Administrative Expense Claim in the Chapter 11 Case, and shall not be treated as providing any release under this Plan.

2.3            Priority Tax Claims. Except to the extent that a Holder of an Allowed Priority Tax Claim has been paid by the Debtor prior to the Effective Date on account of such Priority Tax Claim or such Holder and the Debtor agree to a different treatment with respect thereto, each Holder of an Allowed Priority Tax Claim shall, in accordance with section 1129(a)(9)(C) of the Bankruptcy Code, receive in full satisfaction, settlement, and discharge of such Allowed Priority Tax Claim payment in Cash in an amount equal to the unpaid portion of such Allowed Priority Tax Claim plus Postpetition Interest (if any, and only to the extent owed under contract or as a matter of applicable non-bankruptcy law), on the latest of: (a) the Effective Date; (b) the date such Priority Tax Claim becomes Allowed, or as soon thereafter as is practicable; and (c) the date such Allowed Priority Tax Claim becomes due and payable under applicable non-bankruptcy law.

21

ARTICLE III.

CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS

3.1            Summary. Pursuant to section 1122 of the Bankruptcy Code, set forth below is a designation of classes of Claims against and Equity Interests in the Debtor. A Claim or Equity Interest is classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of the Class, and a Claim or Equity Interest is classified in a different Class to the extent the Claim or Equity Interest qualifies within the description of such other Classes. The categories of Claims and Equity Interests listed below are classified for all purposes, including voting, confirmation, and Distributions pursuant to this Plan. A Claim or Equity Interest is also classified in a particular Class for the purpose of receiving Distributions pursuant to this Plan only to the extent that such Claim or Equity Interest is an Allowed Claim or Allowed Equity Interest in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date.

22

Summary of Classification and Treatment of Classified Claims and Equity Interests

Class	Claim/Equity Interest	Status	Voting Rights

1.	Other Priority Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)

2.	Secured Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)

3.	Asbestos Claims	Impaired	Entitled to Vote

4.	General Unsecured Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)

5.	Environmental Claims or Causes of Action	Unimpaired	Not Entitled to Vote (Deemed to Accept)

6.	Intercompany Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)

7.	Paddock Equity Interests	Unimpaired	Not Entitled to Vote (Deemed to Accept)

3.2            Treatment and Classification of Claims and Equity Interests.

(a)            Class 1 – Other Priority Claims.

(i)	Classification: Class 1 consists of Other Priority Claims.

(ii)	Treatment: Except to the extent a Holder of an Allowed Other Priority Claim has been paid prior to the Effective Date or agrees to a different treatment, each Holder of an Allowed Other Priority Claim shall receive, in full and final satisfaction, settlement, and discharge of, and in exchange for such Other Priority Claim, Cash in an amount equal to the unpaid portion of such Allowed Other Priority Claim plus Postpetition Interest thereon (if any, and only to the extent owed under contract or as a matter of applicable non-bankruptcy law) on the later of: (a) the Effective Date; and (b) the date the Other Priority Claim becomes an Allowed Other Priority Claim, or as soon thereafter as practicable. All Allowed Other Priority Claims not due and payable on or before the Effective Date shall be paid in the ordinary course of business in accordance with the terms thereof.

23

(iii)	Voting: Class 1 is Unimpaired under this Plan. Each Holder of an Other Priority Claim is deemed to have accepted this Plan and is therefore not entitled to vote to accept or reject this Plan.

(b)            Class 2 – Secured Claims.

(i)	Classification: Class 2 consists of Secured Claims.

(ii)	Treatment: All Allowed Secured Claims in Class 2 will be treated pursuant to one of the following alternatives: (i) payment in full in Cash plus Postpetition Interest (if any, and only to the extent owed under contract or as a matter of applicable non-bankruptcy law) in accordance with section 506(a) of the Bankruptcy Code on the later of: (a) the Effective Date and (b) the date the Secured Claim becomes an Allowed Secured Claim, or as soon thereafter as practicable; (ii) reinstatement pursuant to section 1124 of the Bankruptcy Code; (iii) such other treatment as the Debtor or Reorganized Debtor and the Holder shall agree; or (iv) such other treatment as may be necessary to render such Claim Unimpaired. The failure of the Debtor or any other party in interest to file an objection, prior to the Effective Date, with respect to any Secured Claim that is reinstated under this Plan shall be without prejudice to the rights of the Reorganized Debtor or any other party in interest to contest or otherwise defend against such Secured Claim in an appropriate forum when and if such Secured Claim is sought to be enforced. Any amount that the Debtor may be required to pay pursuant to section 1124(2) of the Bankruptcy Code on account of any such reinstated Allowed Secured Claim shall be paid in full, in Cash, on, or as soon as practicable after, the latest of: (a) the Effective Date, (b) the date on which such Secured Claim becomes an Allowed Secured Claim, (c) the date such Secured Claim becomes due and payable according to its terms, or (d) such other date as mutually may be agreed to by and between the Holder of such Secured Claim and the Debtor or Reorganized Debtor.

(iii)	Voting: Class 2 is Unimpaired under this Plan. Each Holder of a Secured Claim is deemed to have accepted this Plan and is therefore not entitled to vote to accept or reject this Plan.

(c)            Class 3 – Asbestos Claims.

(i)	Classification: Class 3 consists of all Asbestos Claims.

(ii)	Treatment: As of the Effective Date, liability for all Asbestos Claims shall automatically, and without further act, deed or court order, be channeled exclusively to and assumed by the Asbestos Trust in accordance with, and to the extent set forth in, Article VIII and Article X below, the applicable Plan Documents and the Confirmation Order. Each Asbestos Claim shall be resolved in accordance with the terms, provisions and procedures of the Asbestos Trust Agreement and the Asbestos Trust Distribution Procedures. The Asbestos Trust shall be funded in accordance with the provisions of Section 8.3 below. The sole recourse of a Holder of an Asbestos Claim on account of such Asbestos Claim shall be to the Asbestos Trust, and each such Holder shall have no right whatsoever at any time to assert its Asbestos Claim against any Protected Party.

24

(iii)	Voting: Class 3 is Impaired under this Plan. Each Holder of an Asbestos Claim is entitled to vote to accept or reject this Plan.

(d)            Class 4 – General Unsecured Claims.

(i)	Classification: Class 4 consists of all General Unsecured Claims.

(ii)	Treatment: General Unsecured Claims that have neither been Allowed nor Disallowed as of the Effective Date shall pass through this Plan and the Chapter 11 Case and be reinstated as described in Section 6.2. Except to the extent a Holder of an Allowed General Unsecured Claim agrees to different treatment of such General Unsecured Claim, each Holder of an Allowed General Unsecured Claim shall be paid in full plus Postpetition Interest (if any, and only to the extent owed under contract or as a matter of applicable non-bankruptcy law) in Cash, on, or as soon as practicable after the later of: (a) the Effective Date, (b) the date on which such General Unsecured Claim becomes an Allowed General Unsecured Claim, (c) the date such General Unsecured Claim becomes due and payable according to its terms, or (d) such other date as mutually may be agreed to by and between the Holder of such General Unsecured Claim and the Debtor or Reorganized Debtor.

(iii)	Voting: Class 4 is Unimpaired under this Plan. Each Holder of a General Unsecured Claim is deemed to have accepted this Plan and is therefore not entitled to vote to accept or reject this Plan.

(e)            Class 5 – Environmental Claims or Causes of Action

(i)	Classification: Class 5 consists of all Environmental Claims or Causes of Action.

(ii)	Treatment: Each Environmental Claim or Cause of Action shall pass through this Plan and the Chapter 11 Case as provided in Section 8.10.

(iii)	Voting: Class 5 is Unimpaired under this Plan. Each Holder of an Environmental Claim or Cause of Action is deemed to have accepted this Plan and is therefore not entitled to vote to accept or reject this Plan.

(f)            Class 6 – Intercompany Claims.

(i)	Classification: Class 6 consists of all Intercompany Claims.

25

(ii)	Treatment: Each Intercompany Claim shall be reinstated and shall have all legal, equitable, and contractual rights to which each such Intercompany Claim entitles the Holder of such Intercompany Claim.

(iii)	Voting: Class 6 is Unimpaired under this Plan. Each Holder of an Intercompany Claim in Class 6 is deemed to have accepted this Plan and is therefore not entitled to vote to accept or reject this Plan.

(g)            Class 7 – Paddock Equity Interests.

(i)	Classification: Class 7 consists of all Paddock Equity Interests.

(ii)	Treatment: On the Effective Date, the Equity Interests in the Debtor shall be reinstated.

(iii)	Voting: Class 7 is Unimpaired under this Plan. Each Holder of a Paddock Equity Interest in Class 7 is deemed to have accepted this Plan and is therefore not entitled to vote to accept or reject this Plan.

3.3            Elimination of Vacant Classes. Any Class of Claims that is not occupied as of the commencement of the Confirmation Hearing by an Allowed Claim or a claim temporarily allowed under Bankruptcy Rule 3018, or as to which no vote is cast, will be deemed eliminated from this Plan for purposes of voting to accept or reject this Plan and for purposes of determining acceptance or rejection of this Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

3.4            Special Provision Governing Claims. Nothing under this Plan shall affect the Debtor’s or Reorganized Debtor’s rights in respect of any Unimpaired or reinstated Claims, including all rights in respect of legal and equitable defenses to or setoffs or recoupments against any such Claims. Upon indemnification of any claims pursuant to either of the O-I Glass Indemnification Agreements, O-I Glass shall be subrogated to all of the defenses, rights, claims and Causes of Action of the Reorganized Debtor in respect of Covered Claims and Environmental Claims or Causes of Action.

ARTICLE IV.

ACCEPTANCE OR REJECTION OF PLAN

4.1            Presumed Acceptance of the Plan. Class 1 (Other Priority Claims), Class 2 (Secured Claims), Class 4 (General Unsecured Claims), Class 5 (Environmental Claims or Causes of Action), Class 6 (Intercompany Claims), and Class 7 (Paddock Equity Interests) are Unimpaired under this Plan and are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, solicitation of votes of Holders of Claims and Equity Interests in Class 1, Class 2, Class 4, Class 5, Class 6, and Class 7 is not required.

4.2            Voting Class. Class 3 is Impaired and entitled to vote under this Plan. The Holders of Claims in Class 3 as of the Voting Record Date are entitled to vote to accept or reject this Plan.

26

4.3            Class Acceptance Requirement. Acceptance of this Plan shall be determined in accordance with sections 524(g) and 1126 of the Bankruptcy Code and the terms of the Solicitation Procedures Order, as applicable.

4.4            Issuance of Asbestos Channeling Injunction. The Bankruptcy Court shall be asked to issue the Asbestos Channeling Injunction if this Plan has been accepted by at least two-thirds (2/3) in amount of those Holders of Class 3 Claims actually voting on this Plan, in accordance with section 1126(c) of the Bankruptcy Code, and seventy-five percent (75%) in number of those Holders of Class 3 Claims actually voting on this Plan, in accordance with section 524(g)(2)(B)(ii)(IV)(bb) of the Bankruptcy Code.

ARTICLE V.

DISTRIBUTIONS UNDER THE PLAN
ON ACCOUNT OF NON-ASBESTOS CLAIMS

5.1            Distributions. Other than with respect to payments to be made on account of Asbestos Claims and Asbestos Trust Expenses from the Asbestos Trust and subject to Section 8.10 herein, the Reorganized Debtor shall make all Distributions required to be made under this Plan as provided under this Article V. All payments to be made by the Asbestos Trust shall be made in accordance with the terms of the Asbestos Trust Agreement and the Asbestos Trust Distribution Procedures. If and to the extent that there are Disputed Non-Asbestos Claims against the Debtor, Distributions on account of any such Disputed Claims shall be made pursuant to the provisions set forth in Article VI.

5.2            Record Date for Holders of Non-Asbestos Claims. Except as otherwise provided in a Final Order, the transferees of Non-Asbestos Claims that are transferred pursuant to Rule 3001 of the Bankruptcy Rules on or prior to the Distribution Record Date shall be treated as the Holders of such Claims for all purposes, notwithstanding that any period provided by Rule 3001 for objecting to such transfer has not expired by the Distribution Record Date; provided, that, except as otherwise provided in Section 5.6 herein, the Debtor shall only be obligated to remit distributions to Holders of Non-Asbestos Claims as they appear on the Debtor’s books and records as of the Distribution Record Date.

5.3            Date of Distributions. Except as otherwise provided herein, any Distributions and deliveries to be made hereunder on account of Allowed Non-Asbestos Claims shall be made in accordance with Article II or Section 3.2 of this Plan, as applicable. In the event that any payment or act under this Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on, or as soon as reasonably practicable after, the next succeeding Business Day, but shall be deemed to have been completed as of the required date, and no interest shall accrue or be payable on any such payment on the basis that such payment was not actually made on the required date.

5.4            Postpetition Interest on Non-Asbestos Claims. Except as otherwise provided for in this Plan (including Section 3.2 of this Plan), the Plan Documents or the Confirmation Order, or any contract, instrument, release, settlement or other agreement entered into in connection with this Plan, or unless required by applicable non-bankruptcy law, interest accruing on or after the Petition Date on account of any Non-Asbestos Claim or Professional Fee Claim shall not be paid.

27

5.5            Means of Cash Payment. At the option of the Debtor or Reorganized Debtor, as applicable, any Cash payment to be made hereunder may be made by a check, automatic clearing house (ACH) or wire transfer or as otherwise required or provided in any applicable agreement.

5.6            Delivery of Distributions. All Distributions to Holders of an Allowed Non-Asbestos Claim shall be made at the address for each such Holder as indicated on (a) such Holder’s Proof of Claim, if applicable, (b) a notice Filed by such Holder with the Bankruptcy Court, if applicable, or (c) if neither (a) nor (b) are available, the Debtor’s Schedules, or any more current address that is contained in the Debtor’s books and records.

5.7            Full Benefit of Distributions. Distributions under this Plan on account of Allowed Non-Asbestos Claims shall not be subject to levy, garnishment, attachment or similar legal process, so that each Holder of an Allowed Non-Asbestos Claim shall have and receive the benefit of the Distributions in the manner set forth in this Plan. Neither the Debtor nor the Reorganized Debtor shall incur any liability whatsoever on account of any Distributions under this Plan except where such Distributions are found by Final Order to have been made with gross negligence, willful misconduct, or fraud.

5.8            Undeliverable Distributions and Unclaimed Property.

(a)            Failure to Present Checks. Checks issued by the Debtor or Reorganized Debtor in respect of Distributions on Allowed Non-Asbestos Claims shall be null and void if not presented for payment within one hundred and eighty (180) days after the date of issuance thereof. Requests for reissuance of any check shall be made in writing to the Debtor or Reorganized Debtor by the Holder of the Allowed Non-Asbestos Claim to whom such check originally was issued on or before the expiration of the one hundred and eighty (180) day period following the date of issuance of such check. All funds held on account of a check voided in accordance with this Section 5.8 shall be returned to the Reorganized Debtor and the Claim of any Holder to such Distributions shall be discharged and forever barred.

(b)            Failure to Claim Undeliverable Distributions. In the event that any Distribution to any Holder on account of a Non-Asbestos Claim is returned as undeliverable, no Distribution to such Holder on account of a Non-Asbestos Claim shall be made unless and until the Reorganized Debtor has determined the then-current address of such Holder, at which time such Distribution shall be made to such Holder without interest; provided, however, that such Distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of ninety (90) days from the date the Distribution was returned. After such date, all unclaimed property or interests in property shall revert to the Reorganized Debtor and be returned to the Reorganized Debtor (notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property laws to the contrary), and the Non-Asbestos Claim of any Holder to such property or interest in property shall be forever barred. Nothing contained in this Plan shall require the Debtor or Reorganized Debtor to attempt to locate any Holder of an Allowed Non-Asbestos Claim.

28

5.9            Prepayment of Non-Asbestos Claims. Except as otherwise provided in this Plan, the Plan Documents, or the Confirmation Order, the Debtor or the Reorganized Debtor shall have the right to prepay, without penalty, all or any portion of an Allowed Non-Asbestos Claim at any time; provided, that any such prepayment shall not violate or otherwise prejudice the relative priorities among the Classes of Claims or otherwise violate the terms of this Plan.

5.10            Fractional Cents. No payment of fractional cents will be made pursuant to this Plan. Whenever any payment of a fraction of a cent under this Plan would otherwise be required, the actual Distribution made will reflect a rounding of such fraction to the nearest whole penny (up or down), with fractions of more than half a penny being rounded up and fractions of half of a penny or less being rounded down.

5.11            Setoff and Recoupment. The Debtor or Reorganized Debtor, as applicable, may, but shall not be required to, set off and/or recoup against any Non-Asbestos Claim (for purposes of determining the Allowed amount of such Claim on which a Distribution shall be made), any claims of any nature whatsoever that the Debtor or Reorganized Debtor, as applicable, may have against the Holder of such Claim, and the failure to do so shall not constitute a waiver or release by the Debtor or Reorganized Debtor of any such claims that the Debtor or Reorganized Debtor may have against the Holder of such Claim.

5.12            Surrender of Cancelled Instruments or Securities. As a condition precedent to receiving any Distribution on account of its Allowed Non-Asbestos Claim, each Holder of a Non-Asbestos Claim shall be deemed to have surrendered the certificates or other documentation underlying each such Claim, and all such surrendered certificates and other documentations shall be deemed to be canceled, except to the extent otherwise provided herein.

5.13            De Minimis Distributions. If an interim Distribution under this Plan to the Holder of an Allowed Non-Asbestos Claim would be less than $25.00 USD, the Reorganized Debtor may reserve such Distribution to the next subsequent Distribution made to such Holder.

5.14            Compliance with Tax Requirements and Allocations. In connection with this Plan and all Distributions hereunder, including with respect to the implementation and administration of the Asbestos Trust Agreement, the Debtor and Reorganized Debtor shall comply with all tax withholding and reporting requirements imposed on them by any federal, state or local taxing authority, and all Distributions pursuant to this Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in this Plan to the contrary, the Debtor or Reorganized Debtor shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the Distribution to be made under this Plan, except for any Distribution to be made to the Asbestos Trust, to generate sufficient funds to pay applicable withholding taxes, withholding Distributions pending receipt of information necessary to facilitate such Distributions including tax certification forms, or establishing any other mechanisms the Debtor or Reorganized Debtor believes are reasonable and appropriate. No Holder of an Allowed Non-Asbestos Claim shall effectuate any withholding with respect to the cancellation or satisfaction of such Allowed Claim under this Plan. The Reorganized Debtor shall be authorized to request an expedited determination of taxes under section 505(b) of the Bankruptcy Code for all taxable periods of the Debtor ending after the Petition Date through and including the Effective Date.

29

For tax purposes, Distributions in full or partial satisfaction of Allowed Non-Asbestos Claims shall be allocated first to the principal amount of such Claims, with any excess allocated to unpaid interest that accrued on such Claims.

ARTICLE VI.

PROCEDURES FOR RESOLVING AND TREATING DISPUTED NON-ASBESTOS CLAIMS

6.1            Disputed Non-Asbestos Claims. All Disputed Non-Asbestos Claims against the Debtor shall be subject to the provisions of this Article VI; provided, however, Article VI shall not apply to Environmental Claims or Causes of Action except those included in any (i) Filed Proofs of Claim or (ii) written agreements whereby the Holder thereof and the Debtor or Reorganized Debtor, as applicable, agree to treat such Environmental Claim or Cause of Action as under the provisions of Article VI. All Asbestos Claims shall be resolved and paid by the Asbestos Trust in accordance with Section 8.3 below, the Asbestos Trust Agreement, and the Asbestos Trust Distribution Procedures. Only the Asbestos Trust will have the right to object to and/or resolve Asbestos Claims. All Asbestos Claims must be submitted solely to the Asbestos Trust in accordance with the Asbestos Trust Agreement and the Asbestos Trust Distribution Procedures. Professional Fee Claims shall be determined and, if Allowed, paid in accordance with Section 2.2(c) of this Plan. Administrative Expense Claims shall also be subject to Section 2.2(a) of this Plan.

6.2            Treatment of Disputed Non-Asbestos Claims. A Non-Asbestos Claim (whether or not a Proof of Claim has been Filed on behalf of such Claim) shall only become an Allowed Claim to the extent such Claim satisfies the definition of “Allowed” in Section 1.1 of this Plan.

No bar date has been established in the Chapter 11 Case for the filing of Non-Asbestos Claims, and Holders of Non-Asbestos Claims are not required to, and should not, File Proofs of Claim in the Chapter 11 Case on account of such Non-Asbestos Claims; provided however that the Debtor or the Reorganized Debtor, as applicable, reserves all rights to (i) object to any Non-Asbestos Claim for which a Proof of Claim is Filed; (ii) otherwise dispute, object to, or assert any defense with respect to a Non-Asbestos Claim; or (iii) request that the Bankruptcy Court adjudicate any dispute with respect to any Non-Asbestos Claim, subject to Section 3.4 and Section 8.10 hereof and the terms of the O-I Glass Indemnification Agreements, as applicable.

After the Effective Date, the Reorganized Debtor shall have and retain any and all rights and defenses the Debtor had prior to the Effective Date with respect to any Non-Asbestos Claim that has not been Allowed, and any General Unsecured Claim or Environmental Claim or Cause of Action that has neither been Allowed nor Disallowed as of the Effective Date will be “reinstated” or “pass through” as if the Chapter 11 Case had not been commenced and shall survive the Effective Date of the Plan with all parties reserving their rights with respect thereto, and the Reorganized Debtor shall retain the authority to object, prosecute any pending objection, litigate, settle or otherwise compromise any such Claim, subject in all respects to Section 3.4 and Section 8.10 hereof and the terms of the O-I Glass Indemnification Agreements, as applicable.

30

6.3            Estimation of Non-Asbestos Claims. Subject in all respects to Section 3.4 and Section 8.10 hereof and the O-I Glass Indemnification Agreements, as applicable, the Debtor or Reorganized Debtor, as the case may be, may (i) request that the Bankruptcy Court estimate any contingent, unliquidated or Disputed Non-Asbestos Claim for any reason pursuant to section 502(c) of the Bankruptcy Code, regardless of whether the Debtor previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate such Claim at any time, including, without limitation, during the pendency of litigation concerning any objection to any Non-Asbestos Claim or of any appeal relating thereto and (ii) shall be authorized to settle, compromise, withdraw or litigate to judgment such objections without further approval of the Bankruptcy Court. For the avoidance of doubt, this Section 6.3 does not apply to Environmental Claims or Causes of Action except solely for those included in any (i) Filed Proofs of Claim or (ii) written agreements whereby the Holder thereof and the Debtor or Reorganized Debtor, as applicable, agree to treat such Environmental Claim or Cause of Action as under the provisions of Article VI.

6.4            Payments and Distributions with Respect to Disputed Non-Asbestos Claims. Notwithstanding any other provision hereof, no payments or Distributions shall be made with respect to all or any portion of a Non-Asbestos Claim unless and until any objections to such Claim have been settled or withdrawn or have been determined by Final Order or agreement. To the extent that a Disputed Non-Asbestos Claim ultimately becomes an Allowed Claim, Distributions (if any) shall be made to the Holder of such Allowed Claim in accordance with the provisions of this Plan. As soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Non-Asbestos Claim becomes a Final Order, the Reorganized Debtor shall provide to the Holder of such Claim the Distribution or payment (if any) on account of such Non-Asbestos Claim to which such Holder is entitled under this Plan as of the Effective Date. For the avoidance of doubt, this Section 6.4 does not apply to Environmental Claims or Causes of Action except solely for those included in any (i) Filed Proofs of Claim or (ii) written agreements whereby the Holder thereof and the Debtor or Reorganized Debtor, as applicable, agree to treat such Environmental Claim or Cause of Action as under the provisions of Article VI.

ARTICLE VII.

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

7.1            General Treatment. Except as otherwise provided herein, as of the Effective Date, the Debtor shall be deemed to have rejected any and all Executory Contracts to which the Debtor is a party except for: (a) any Executory Contracts specifically listed on the Schedule of Assumed Contracts; (b) any Executory Contracts previously rejected, assumed, or assumed and assigned pursuant to a Final Order entered on or before the Effective Date; or (c) any Executory Contract subject to a motion to reject, assume, or assume and assign pending as of the Effective Date.

31

The Debtor may amend the Schedule of Assumed Contracts to delete therefrom, or add thereto, any Executory Contract until the Effective Date. The Debtor shall File notice of any such amendment and shall serve any such notice on the parties to the Executory Contract(s) affected thereby. The fact that any contract or lease is listed on the Schedule of Assumed Contracts shall not constitute or be construed to constitute an admission that such contract or lease is an executory contract or unexpired lease within the meaning of section 365 of the Bankruptcy Code or that the Debtor or any successor in interest to the Debtor (including the Reorganized Debtor) has any liability thereunder.

Notwithstanding anything to the contrary herein, the Debtor shall be deemed to reject the Support Agreement and the Services Agreement as of the Effective Date. Notwithstanding anything to the contrary herein (including, but not limited to Section 7.2), all obligations by and between the parties to the Support Agreement and Services Agreement shall, and shall be deemed to, terminate upon the making of the O-I Glass Contribution.

The Confirmation Order shall constitute an order of the Bankruptcy Court approving such rejections or assumptions, as the case may be, pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date.

7.2            Preexisting Obligations to the Debtor under Executory Contracts. Except as otherwise set forth in Section 7.1 herein, rejection or repudiation of any Executory Contract pursuant to this Plan or otherwise shall not constitute a termination of preexisting obligations owed to the Debtor under such contracts or leases, to the extent such obligations continue under the terms of such contracts or leases or under applicable law. The Debtor expressly reserves and does not waive any right to receive, or any continuing obligation of a counterparty to provide, warranties or continued performance from counterparties to rejected or repudiated Executory Contracts, to the extent afforded by applicable law.

7.3            Cure of Defaults. Any monetary defaults under each Executory Contract to be assumed pursuant to this Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the Cure Claim in Cash on the later of (a) the Effective Date or (b) the date on which such Cure Claim is Allowed, or on such other terms as the parties to any such Executory Contract may otherwise agree. In the event of a dispute regarding: (a) the existence or amount of the Cure Claim; (b) the ability of the Debtor or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract to be assumed; or (c) any other matter pertaining to assumption, the payments required by section 365(b)(1) of the Bankruptcy Code in respect of Cure Claims shall be made following the entry of a Final Order or orders resolving the dispute and approving the assumption.

7.4            Rejection of Executory Contracts and Consequences Thereof. Regardless of whether any administrative claims processing agreement entered into prior to the Petition Date between Old O-I, on the one hand, and a law firm or attorney, on the other hand, may be an Executory Contract, the only rights to payment that will survive occurrence of the Effective Date under any such agreement are the rights of holders of Asbestos Claims, which rights are provided for in Section 5.2 of the Asbestos Trust Distribution Procedures, and for the avoidance of doubt, no law firm or attorney may assert any claim or cause of action against any Protected Party on or after the Effective Date on account of any such administrative claims processing agreement. Any Claim arising from the rejection of an Executory Contract that is not an administrative claims processing agreement is classified and shall be treated as a General Unsecured Claim against the Debtor unless such Claim would otherwise fall within the definition of General Asbestos Claim and/or Indirect Asbestos Claim.

32

7.5            Nonoccurrence of Effective Date. In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Executory Contracts pursuant to section 365(d)(4) of the Bankruptcy Code.

7.6            Consent Decrees, Covenants, and Agreements. Nothing in this Plan, the Plan Documents, or the Confirmation Order shall alter any obligations of the Reorganized Debtor under the consent decrees, covenants, and agreements that are listed on Schedule 7.6 attached hereto or any defenses of the Reorganized Debtor thereto that may exist under non-bankruptcy law.

ARTICLE VIII.

MEANS FOR IMPLEMENTATION OF THE PLAN

8.1            Generally. Except as otherwise provided in the Plan Documents, on and after the Confirmation Date, the Debtor shall be empowered and authorized to take or cause to be taken, prior to the Effective Date, all actions necessary to enable it to implement the provisions of this Plan without the need for any further state or local regulatory approvals or approvals by any non-Debtor parties, and without any requirement for further action by the Debtor, its board of managers, its equity-holder, or any other Person or Entity, including, without limitation, the creation of the Asbestos Trust and the preparations for the transfer of the Asbestos Trust Assets to the Asbestos Trust. From and after the Effective Date, the Reorganized Debtor shall continue to manage the operations of Meigs, and shall be governed pursuant to the Amended Organizational Documents and other applicable governing documents.

8.2            Transactions on the Effective Date.

(a)	On the Effective Date, the following shall be deemed for all purposes to have occurred simultaneously:

(i)	the establishment of the Asbestos Trust;

(ii)	the effectiveness of the Covered Claims Indemnification Agreement;

(iii)	the effectiveness of the Environmental Claims or Causes of Action Indemnification Agreement;

(iv)	the termination of the Support Agreement and the Services Agreement;

33

(v)	the making of the Asbestos Trust Contributions to the Asbestos Trust;

(vi)	the vesting in the Asbestos Trust of the Asbestos Trust Assets, as more fully described in, and subject to the conditions set forth in, Section 8.3 below;

(vii)	the channeling of all Asbestos Claims (including, but not limited to, Demands, and asbestos-related Causes of Action) to the Asbestos Trust; and

(viii)	the effectiveness of the Asbestos Claims Indemnification Agreement.

(b)	Also on the Effective Date, but after the occurrence of the events in each of Section 8.2(a)(i) through 8.2(a)(viii) herein, the following events shall be deemed for all purposes to have occurred simultaneously:

(i)	the effectiveness of the Amended Organizational Documents of the Reorganized Debtor;

(ii)	the appointment of the individual(s) who will act as the officers and the directors or managers of the Reorganized Debtor, as identified in the Plan Supplement; and

(iii)	any Distributions required to be made on the Effective Date (or as soon thereafter as is reasonably practicable).

(c)	Unless the Plan or the Confirmation Order provide otherwise, actions required to be taken on the Effective Date or as soon thereafter as is reasonably practicable shall be deemed to have been made on the Effective Date.

8.3            The Asbestos Trust.

(a)            Creation of the Asbestos Trust. On the Effective Date, the Asbestos Trust shall be created in accordance with the Plan Documents, the Asbestos Trust Documents, and section 524(g) of the Bankruptcy Code.

(b)            Purpose of the Asbestos Trust. The purpose of the Asbestos Trust shall be to assume all liabilities and responsibility for all Asbestos Claims, and, among other things, to direct the processing, liquidation, and payment of all Asbestos Claims in accordance with this Plan, the Asbestos Trust Agreement, the Asbestos Trust Distribution Procedures, and the Confirmation Order. The Asbestos Trust is intended to qualify at all times as a qualified settlement fund within the meaning of section 468B of the Internal Revenue Code. The Asbestos Trust shall use the Asbestos Trust Assets to resolve and pay Asbestos Claims in accordance with the Asbestos Trust Agreement and the Asbestos Trust Distribution Procedures and in such a way as to provide reasonable assurance that the Asbestos Trust will value, and be in a financial position to pay, Asbestos Claims in substantially the same manner, and to otherwise comply in all respects with the requirements of a trust set forth in section 524(g)(2)(B) of the Bankruptcy Code.

34

(c)            Asbestos Trust Assets. On the Effective Date, by virtue of confirmation of the Plan, all right, title, and interest in and to the Asbestos Trust Assets will be transferred to, and vested in, the Asbestos Trust, free and clear of all Claims, Demands, Equity Interests, Encumbrances, and other interests of any Entity, without any further action of the Bankruptcy Court or any Entity, but subject to the remaining provisions of this Section 8.3.

(d)            Appointment of Asbestos Trustees. On the Effective Date, the Bankruptcy Court shall appoint the individuals designated by the Asbestos Claimants Committee and Future Claimants’ Representative and identified in the Asbestos Trust Agreement to serve as the initial Asbestos Trustees. Such appointments shall be effective as of the Effective Date. The Asbestos Claimants Committee and Future Claimants’ Representative have designated LeAnne Jackson, Allen Schwartz, and Hon. George Silver to serve as the initial Asbestos Trustees. All subsequent Asbestos Trustees shall be appointed in accordance with the terms of the Asbestos Trust Agreement. For purposes of performing the duties and fulfilling the obligations under the Asbestos Trust Agreement and this Plan, the Asbestos Trustees shall be deemed to be a party or parties in interest within the meaning of section 1109(b) of the Bankruptcy Code.

(e)            Appointment of Post-Effective Date Future Claimants’ Representative. On the Effective Date, James L. Patton, Jr. shall be appointed, pursuant to this Plan, the Confirmation Order, and the Asbestos Trust Agreement, as the Post-Effective Date Future Claimants’ Representative. The Post-Effective Date Future Claimants’ Representative shall have the functions, duties, and rights provided in, and shall serve in accordance with, the Asbestos Trust Agreement. In addition to the foregoing, the Post-Effective Date Future Claimants’ Representative also may, at his (or her) option, participate in any: (a) appeal of the Confirmation Order; (b) hearing on a Professional Fee Claim; and (c) adversary proceeding pending on the Effective Date to which the Future Claimants’ Representative was a party. Successor Post-Effective Date Future Claimants’ Representatives will be appointed as provided in the Asbestos Trust Agreement.

(f)            Appointment of Delaware Trustee. Wilmington Trust, National Association has been selected to serve as the initial Delaware Trustee by agreement of the Asbestos Claimants Committee and the Future Claimants’ Representative. Wilmington Trust, National Association will be identified as the initial Delaware Trustee in the Asbestos Trust Agreement or the Plan Supplement and will be appointed as such pursuant to the Confirmation Order. All subsequent Delaware Trustees shall be appointed in accordance with the terms of the Asbestos Trust Agreement.

35

(g)            Appointment of Asbestos Trust Advisory Committee Members. The Asbestos Claimants Committee has nominated Matthew Bergman of Bergman, Draper, Oslund, Udo; Christopher R. Guinn of Simmons Hanly Conroy; Lisa Nathanson Busch of Weitz & Luxenberg P.C.; John Cooney of Cooney & Conway; Beth Gori of The Gori Law Firm; Peter Kraus of Waters & Kraus LLP; Marcus Raichle, Jr. of Maune Raichle Hartley French & Mudd, LLC; Audrey Raphael of Levy Konigsberg LLP; and Chris Thoron of the O’Brien Law Firm as the initial members of the Asbestos Trust Advisory Committee. The Confirmation Order shall constitute an order of the Bankruptcy Court appointing the initial members of the Asbestos Trust Advisory Committee. The Asbestos Trust Advisory Committee shall have the functions, duties, and rights provided in, and shall serve in accordance with, the Asbestos Trust Agreement. Successor members of the Asbestos Trust Advisory Committee will be appointed as provided in the Asbestos Trust Agreement.

(h)            Transfer of Asbestos Claims and Demands to the Asbestos Trust. In consideration for the property transferred to the Asbestos Trust, on the Effective Date, all liabilities, obligations, and responsibilities relating to all present and future Asbestos Claims, including, without limitation, Demands, shall be transferred and channeled to the Asbestos Trust and shall be satisfied solely by the Asbestos Trust Assets. The Asbestos Trust shall have no liability for any Claims other than Asbestos Claims, and no Claims other than Asbestos Claims shall be transferred and channeled to the Asbestos Trust.

(i)            Transfer of Rights and Defenses Related to Asbestos Claims. With the exception of those claims released by the Debtor pursuant to Section 10.5 of this Plan, on the Effective Date all claims, defenses, rights and Causes of Action of the Debtor and Reorganized Debtor relating to Asbestos Claims shall be transferred and assigned to the Asbestos Trust. In accordance with section 1123(b) of the Bankruptcy Code, the Asbestos Trust shall retain and may enforce such claims, defenses, rights, and Causes of Action and shall retain and may enforce all defenses and counterclaims to all Claims or Demands asserted against the Asbestos Trust, including, but not limited to, setoff, recoupment, and any rights under section 502(d) of the Bankruptcy Code; provided, however, that no such claims, defenses, Causes of Action, or counterclaims may be asserted against any Protected Party. The Asbestos Trust shall be deemed to be the appointed representative of the Debtor and Reorganized Debtor as to Asbestos Claims, and may pursue, litigate, compromise, and settle any rights, claims, or Causes of Action transferred to it, as appropriate.

(j)            Asbestos Claimant Release. In connection with the resolution of Asbestos Claims, the Asbestos Trust Distribution Procedures shall provide on the Effective Date, and shall not thereafter cease to provide, that all Holders of Asbestos Claims shall execute an Asbestos Claimant Release as a precondition to receiving payment on account of their Asbestos Claims from the Asbestos Trust. The Asbestos Claimant Release shall be substantially in the form attached hereto as Exhibit D. The Asbestos Trustees may modify the provisions of the Asbestos Claimant Release with the consent of the Asbestos Trust Advisory Committee and the Post-Effective Date Future Claimants’ Representative; provided, however, that no such change shall be inconsistent with the terms of this Plan or the Confirmation Order and/or modify in any way the releases and injunctions contained in this Plan or the Confirmation Order.

(k)            Asbestos Trust Indemnification. The Asbestos Trust shall, pursuant to the Asbestos Trust Agreement, indemnify and hold harmless each of the Protected Parties, against any liability arising out of any Asbestos Claim or any violation of the Asbestos Channeling Injunction by any Entity, as and to the extent provided in the Asbestos Claims Indemnification Agreement.

36

(l)            Books and Records. On the Effective Date, the Asbestos Records Cooperation Agreement shall become effective, and the Asbestos Records shall be treated in accordance therewith.

(m)            Institution and Maintenance of Legal and Other Proceedings. From and after the Effective Date, the Asbestos Trust shall be empowered and entitled, in its sole and absolute discretion and at its own expense, to pursue, compromise or settle all legal actions and other proceedings related to any asset, liability, or responsibility of the Asbestos Trust that is not released pursuant to this Plan.

(n)            Asbestos Trust Expenses. The Asbestos Trust shall pay all Asbestos Trust Expenses from the Asbestos Trust Assets. Neither the Debtor, the Debtor’s Estate, the Reorganized Debtor, nor any other Protected Party shall have any obligation to pay any Asbestos Trust Expenses or any other liabilities of the Asbestos Trust. The Asbestos Trust shall promptly pay all Asbestos Trust Expenses incurred by the Debtor or Reorganized Debtor for any and all liabilities, costs, or expenses as a result of taking any action on behalf of, and at the direction of, the Asbestos Trust.

8.4            Amended Organizational Documents. The Amended Organizational Documents shall contain such provisions as are necessary to satisfy the provisions of this Plan and, to the extent necessary, to prohibit the issuance of nonvoting equity securities as required by section 1123(a)(6) of the Bankruptcy Code. Notwithstanding the foregoing, the Amended Organizational Documents may be amended after the Effective Date as permitted by applicable law. Except as otherwise provided herein, such Amended Organizational Documents shall contain indemnification provisions applicable to the officers and employees of the Reorganized Debtor and such other Entities as may be deemed appropriate in the discretion of the Reorganized Debtor and will provide for the authorization and issuance of the Reorganized Debtor’s Equity Interests.

8.5            Net Reserve Funds. No later than three (3) Business Days prior to the Effective Date, the Debtor shall issue a support request (the “Support Request”) to O-I Glass pursuant to the Support Agreement to the extent necessary to ensure that, as of the Effective Date, the Debtor shall be able to fully fund the Professional Fee Escrow Account and shall hold no less than $10 million in Cash as of the Effective Date in Net Reserve Funds. The Net Reserve Funds shall be used for the sole purpose of (i) satisfying Claims which are Allowed Administrative Expense Claims, Allowed Professional Fee Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims, Allowed Secured Claims, and Allowed General Unsecured Claims, to the extent such Claims are not otherwise addressed or satisfied in accordance with this Plan, including the payment of any interest on such Claims that may be Allowed under this Plan or required to be paid by the Bankruptcy Code; and (ii) fulfilling any obligations under the Payment Note. The O-I Glass Indemnification Agreements shall contain terms governing O-I Glass’s indemnification obligations in respect of any additional amounts necessary to satisfy Covered Claims and Environmental Claims or Causes of Action. Any Net Reserve Funds remaining after (i) the satisfaction in full of Allowed Administrative Expense Claims, Allowed Professional Fee Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims, Allowed Secured Claims, and Allowed General Unsecured Claims, including the payment of any interest on such Claims that may be Allowed under this Plan or required to be paid by the Bankruptcy Code and (ii) the fulfillment of all obligations under the Payment Note, shall be retained by the Reorganized Debtor for general corporate purposes or returned to O-I Glass, as determined by the Reorganized Debtor.

37

8.6            Corporate Governance of Reorganized Debtor. On the Effective Date, (a) the current officers and managers of the Debtor shall be deemed to resign from their respective positions by operation of this Plan and (b) the individual(s) identified in the Plan Supplement shall be appointed to serve as the officers and the directors or managers of the Reorganized Debtor.

8.7            Operations of the Debtor Between Confirmation and the Effective Date. The Debtor shall continue to operate as a debtor and debtor-in-possession during the period from the Confirmation Date through and until the Effective Date.

8.8            Corporate Action. All matters provided for under this Plan involving the corporate structure of the Debtor or Reorganized Debtor, or any corporate action to be taken by, or required of the Debtor or Reorganized Debtor, shall be deemed to have occurred and be effective as provided herein, and shall be authorized and approved in all respects without any requirement for further action by the equity-holders, managers or directors of such entity.

8.9            Effectuating Documents; Further Transactions. Any officer, member or manager of or director of the Debtor or Reorganized Debtor, as the case may be, shall be, and hereby is, authorized to execute, deliver, File, and record such contracts, instruments, releases, indentures, certificates, and other agreements or documents, and take such other actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan. The Secretary or other appropriate officer of the Debtor is hereby authorized to certify or attest to any of the foregoing, if necessary.

The Debtor or Reorganized Debtor, and all other parties, including all Holders of Claims entitled to receive Distributions under this Plan, shall execute any and all documents and instruments that must be executed under or in connection with this Plan in order to implement the terms of this Plan or to effectuate the Distributions under this Plan, provided that such documents and instruments are reasonably acceptable to such party or parties.

8.10            Environmental Claims or Causes of Action. No bar date has been established in the Chapter 11 Case for the filing of Environmental Claims or Causes of Action, and Holders of Environmental Claims or Causes of Action are not required to, and should not, File Proofs of Claim in the Chapter 11 Case on account of such Environmental Claims or Causes of Action. The Debtor, the Reorganized Debtor, and O-I Glass, as applicable, reserve the right to object to any Environmental Claims or Causes of Action for which a Proof of Claim is Filed, provided, however, that the Debtor or Reorganized Debtor, as applicable, reserves the right to agree to the allowance of any Environmental Claim of Cause of Action Filed in the Chapter 11 Case.

38

Pursuant to the Environmental Claims or Causes of Action Indemnification Agreement and this Plan, O-I Glass will indemnify, defend, pay the defense costs for, and hold harmless the Reorganized Debtor from and against any Environmental Claims or Causes of Action and associated costs, expenses, actions, suits, controversies, damages, demands, debts, liabilities or obligations of any nature as set forth in and to the extent provided under the Environmental Claims or Causes of Action Indemnification Agreement. Any Governmental Authority asserting any Environmental Claim or Cause of Action shall be an express third party beneficiary of the Environmental Claims or Causes of Action Indemnification Agreement as set forth in the Environmental Claims or Causes of Action Indemnification Agreement, and, subject to the Debtor’s and Reorganized Debtor’s rights to object to any Filed Proof of Claim, the Reorganized Debtor and O-I Glass shall have no authority to modify the rights of express third party beneficiaries in any manner whatsoever. Unless otherwise objected to in the Bankruptcy Court in accordance with the prior sentence or Allowed pursuant to written agreement with the Debtor or Reorganized Debtor, each Environmental Claim or Cause of Action that Paddock agreed it was liable for under Section 2 of the Agreement and Plan of Merger dated December 26, 2019 shall pass through this Plan and shall be neither Allowed nor Disallowed for purposes of this Plan. The Holder of any such Environmental Claim or Cause of Action shall retain all legal, equitable, and contractual rights to which such Environmental Claim or Cause of Action entitles such Holder, subject to the rights of the Debtor, the Reorganized Debtor and, as set forth in the Environmental Claims or Causes of Action Indemnification Agreement, O-I Glass, pursuant to the Environmental Claims or Causes of Action Indemnification Agreement and this Plan, to contest or otherwise defend against such Environmental Claim or Cause of Action in any court of competent jurisdiction when and if such Environmental Claim or Cause of Action is sought to be enforced. Notwithstanding any provision in this Plan, the Environmental Claims or Causes of Action Indemnification Agreement, the Plan Supplement, the Confirmation Order or other related Plan documents, nothing discharges or releases the Debtor, the Reorganized Debtor, or any non-debtor from any Environmental Claims or Causes of Action or impairs the ability of any Holder of an Environmental Claim or Cause of Action to pursue such Environmental Claim or Cause of Action against the Debtor, Reorganized Debtor or any non-debtor; provided, however, that nothing in the foregoing statement shall limit or otherwise derogate from the releases contained in Section 10.5 of this Plan. Environmental Claims or Causes of Action shall be, subject to any applicable legal or equitable rights or defenses of the Debtor or Reorganized Debtor under applicable non-bankruptcy law, paid, treated, determined and administered in the ordinary course of business as if the Chapter 11 Case were never filed. All Environmental Claims or Causes of Action shall survive the Chapter 11 Case as if it had not been commenced and be determined in the ordinary course of business, including in the manner and, subject to Section 4.8 of the Environmental Claims or Causes of Action Indemnification Agreement, by the administrative or judicial tribunals in which such rights, claims, liabilities, defenses or Causes of Action would have been resolved or adjudicated if the Chapter 11 Case had not been commenced; provided, that nothing in the Plan Documents shall alter any legal or equitable rights or defenses of the Debtor or the Reorganized Debtor under non-bankruptcy law with respect to any such claim, liability, or Cause of Action.

Pursuant to the Environmental Claims or Causes of Action Indemnification Agreement, the Reorganized Debtor shall have control over the performance of any work or obligations, if any, related to any Environmental Claims or Causes of Action.

39

For the avoidance of doubt, and notwithstanding anything to the contrary in the Plan Documents, no party shall have any recourse against the Asbestos Trustees or against Asbestos Trust Assets on account of any Environmental Claims or Causes of Action.

ARTICLE IX.

EFFECT OF CONFIRMATION

9.1            Dissolution of Asbestos Claimants Committee; Discharge of the Future Claimants’ Representative. Effective on the Effective Date, the Asbestos Claimants Committee shall be dissolved automatically, whereupon its members, Professionals, and agents shall be released and discharged from any further authority, duties, obligations and responsibilities in the Chapter 11 Case and under the Bankruptcy Code. Notwithstanding the foregoing, the Asbestos Claimants Committee may, at its option and without taking any action or seeking or receiving any approval, continue to serve and function after the Effective Date for the purposes of participating in any: (a) appeal of any order entered in the Chapter 11 Case, including without limitation the Confirmation Order; (b) hearing on a Professional Fee Claim; (c) adversary proceeding pending on the Effective Date to which the Asbestos Claimants Committee was a participant; and/or (d) motions or other actions seeking enforcement or implementation of the provisions of the Plan or the Confirmation Order, in which the Asbestos Claimants Committee or Future Claimants’ Representative, as applicable, is a participant as of the Effective Date. To the extent that the Asbestos Claimants Committee determines to continue to serve and function after the Effective Date pursuant to the preceding sentence, the Asbestos Claimants Committee shall dissolve upon the termination of all (a) appeals of any orders entered in the Chapter 11 Case, including without limitation the Confirmation Order; (b) hearings on a Professional Fee Claim; (c) adversary proceedings pending on the Effective Date to which the Asbestos Claimants Committee was a participant; and/or (d) motions or other actions seeking enforcement or implementation of the provisions of the Plan or the Confirmation Order, in which the Asbestos Claimants Committee or Future Claimants’ Representative, as applicable, is a participant as of the Effective Date.

In addition, effective as of the Asbestos Claimants Committee’s dissolution, the Asbestos Trust Advisory Committee shall succeed to, and exclusively hold, the attorney-client privilege and any other privilege held by the Asbestos Claimants Committee and shall enjoy the work product protections that were applicable or available to the Asbestos Claimants Committee before its dissolution.

Effective on the Effective Date, the Future Claimants’ Representative shall be discharged from his duties in such capacity, whereupon the Future Claimants’ Representative and his Professionals and agents shall be released and discharged from any further authority, duties, obligations and responsibilities in the Chapter 11 Case and under the Bankruptcy Code.

40

The Reorganized Debtor shall pay, in accordance with any applicable fee and expense procedures promulgated during the Chapter 11 Case and with Section 2.2(c) and subject to Section 8.3(k) above: (i) the reasonable and documented fees and expenses incurred by the Future Claimants’ Representative, the Asbestos Claimants Committee, and their respective Professionals through the Effective Date and (ii) the reasonable and documented fees and expenses incurred by the Asbestos Claimants Committee, the Post-Effective Date Future Claimants’ Representative, and their respective Professionals following the Effective Date (if any) in connection with participating in any: (a) appeal of any order entered in the Chapter 11 Case, including without limitation the Confirmation Order; (b) hearing on a Professional Fee Claim; (c) adversary proceeding pending on the Effective Date to which the Asbestos Claimants Committee or Future Claimants’ Representative, as applicable, was a participant; and/or (d) motions or other actions seeking enforcement or implementation of the provisions of the Plan or the Confirmation Order pending on the Effective Date to which the Asbestos Claimants Committee or Future Claimants’ Representative, as applicable, was a participant. All reasonable and necessary post-Effective Date fees and expenses of the professionals retained by the Asbestos Trust Advisory Committee and the Post-Effective Date Future Claimants’ Representative (except as provided in the preceding sentence) shall be paid exclusively by the Asbestos Trust in accordance with the terms of the Asbestos Trust Agreement, and the Reorganized Debtor shall not be liable for any such fees and expenses. The parties shall attempt to resolve any dispute regarding the payment of such fees and expenses in good faith, and if they shall fail to resolve such dispute, they shall submit the dispute to the Bankruptcy Court for resolution.

9.2            Vesting of Assets. Pursuant to section 1141(b) of the Bankruptcy Code, except as otherwise provided in this Plan (including but not limited to Section 7.1), the Plan Documents or the Confirmation Order, the property of the Debtor’s Estate (except for any other property of the Debtor distributed pursuant to this Plan) shall vest in the Reorganized Debtor on the Effective Date free and clear of any and all Liens, Claims, Encumbrances and other interests of any Entity. From and after the Effective Date, the Reorganized Debtor may operate its businesses and may use, acquire, and dispose of property free of any restrictions imposed under or by the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court. Without limiting the generality of the foregoing, the Reorganized Debtor may, without application to, or approval by, the Bankruptcy Court, pay professional fees and expenses that the Reorganized Debtor may incur after the Effective Date.

9.3            Preservation of Certain Causes of Action, Rights to Settle Claims and Compromise Controversies, and Defenses. With the exception of those claims released by the Debtor pursuant to Section 10.5 of this Plan, transferred to the Asbestos Trust pursuant to Section 8.3 of this Plan, or otherwise governed by the terms of the O-I Glass Indemnification Agreements, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtor, as successor in interest to the Debtor and its Estate, shall retain and may enforce, sue on, settle, or compromise (or decline to do any of the foregoing), all claims, rights, causes of action, suits and proceedings, whether in law or in equity, whether known or unknown, accruing to, or that are property of, the Debtor and its Estate pursuant to the Bankruptcy Code or any statute or legal theory, including any rights, claims, and Causes of Action against third parties based upon, attributable to, or arising out of Allowed Claims, in its sole and absolute discretion, without the necessity for Bankruptcy Court approval under Bankruptcy Rule 9019, and the Reorganized Debtor shall retain and may enforce all defenses and counterclaims to all Claims asserted against the Debtor or its Estate, including, but not limited to, setoff, recoupment and any rights under section 502(d) of the Bankruptcy Code. From and after the Effective Date, the Asbestos Trust and/or the Reorganized Debtor, as appropriate based on the assets and liabilities retained or owed by each respectively, shall be authorized to compromise any controversies on such terms as each may determine, in its sole discretion, to be appropriate, without notice to any other party or approval of or notice to the Bankruptcy Court. Notwithstanding anything in this Section 9.3 to the contrary, neither the Debtor nor the Reorganized Debtor shall have any rights to pursue any Avoidance Actions against (i) any person on account of a payment or other transfer received from the Debtor as compensation for, or otherwise related to, an Asbestos Claim or (ii) any Protected Party.

41

9.4            Terms of Injunction and Automatic Stay. All of the injunctions and/or stays in existence immediately prior to the Confirmation Date provided for in or in connection with the Chapter 11 Case, whether pursuant to section 105, 362, or any other provision of the Bankruptcy Code, the Bankruptcy Rules or other applicable law, shall remain in full force and effect until the injunctions set forth in this Plan become effective pursuant to a Final Order, and shall continue to remain in full force and effect thereafter as and to the extent provided by this Plan, the Confirmation Order, or by their own terms. For the avoidance of doubt, upon effectiveness of the injunctions set forth in this Plan, the automatic stay imposed by section 362 of the Bankruptcy Code shall be terminated. In addition, on and after the Confirmation Date, the Debtor may seek such further orders as it may deem necessary or appropriate to preserve the status quo during the time between the Confirmation Date and the Effective Date.

Each of the injunctions contained in this Plan or the Confirmation Order shall become effective on the Effective Date and shall continue in effect at all times thereafter unless otherwise provided in this Plan or the Confirmation Order.

9.5            No Successor Liability. Except as otherwise expressly provided in this Plan (including, for the avoidance of doubt, Section 8.10 and those provisions of the Plan providing for the reinstatement and/or pass-through of Claims), the Debtor, the Reorganized Debtor, the other Protected Parties, and the Asbestos Trust do not, nor shall they be deemed to, assume, agree to perform, pay, or indemnify creditors for any liabilities or obligations of the Debtor relating to or arising out of the operations of, or assets of, the Debtor whether arising prior to or resulting from actions, events, or circumstances occurring or existing at any time prior to the Confirmation Date. None of the Reorganized Debtor, the other Protected Parties, or the Asbestos Trust is, or shall be, a successor to the Debtor by reason of any theory of law or equity, and none shall have any successor or transferee liability of any kind or character, except that the Reorganized Debtor and the Asbestos Trust shall assume the obligations specified expressly in this Plan and the Confirmation Order.

ARTICLE X.

RELEASES, INJUNCTIONS AND INDEMNIFICATION OF CLAIMS

10.1          Discharge of Debtor. Except as specifically provided in this Plan or in the Confirmation Order, pursuant to sections 524 and 1141(d)(1)(A) of the Bankruptcy Code, confirmation of this Plan shall discharge the Debtor and the Reorganized Debtor on the Effective Date from any and all Claims of any nature whatsoever, including, without limitation, all Claims and liabilities that arose before the Effective Date and all debts of the kind specified in sections 502(g), 502(h) and 502(i) of the Bankruptcy Code whether or not: (a) a Proof of Claim based on such Claim was Filed under section 501 of the Bankruptcy Code, or such Claim was listed on any of the Schedules; (b) such Claim is or was allowed under section 502 of the Bankruptcy Code; or (c) the Holder of such Claim has voted on or accepted this Plan. Except as otherwise specifically provided for in this Plan, as of the Effective Date, the rights provided in this Plan to Holders of Claims and Equity Interests shall be in exchange for and in complete satisfaction, settlement and discharge of all Claims (including, without limitation, Asbestos Claims) against, Liens on, and Equity Interests in the Debtor and all of its assets and properties.

42

10.2          Debtor’s Discharge Injunction. Except as specifically provided in this Plan or the Confirmation Order, all Entities who have held, hold or may hold Claims against the Debtor are permanently enjoined, on and after the Effective Date, from: (a) commencing or continuing in any manner any action or other proceeding of any kind against the Debtor, the Reorganized Debtor, or their respective property with respect to such Claim, other than to enforce any right to a Distribution pursuant to this Plan; (b) enforcing, attaching, collecting, or recovering by any manner or means of any judgment, award, decree, or order against the Debtor, the Reorganized Debtor, or their respective property with respect to such Claim, other than as permitted pursuant to (a) above; (c) creating, perfecting, or enforcing any Encumbrance of any kind against the Debtor, the Reorganized Debtor, or their respective property with respect to such Claim; (d) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due to the Debtor or against the property or interests in property of the Debtor, with respect to such Claim; and/or (e) commencing or continuing any action, in any manner and in any place in the world, against the Debtor, the Reorganized Debtor, or their respective property that does not comply with or is inconsistent with the provisions of this Plan or the Confirmation Order. The foregoing injunction shall extend to the successors of the Debtor (including, without limitation, the Reorganized Debtor) and its properties and interests in property. The discharge provided in this provision shall void any judgment obtained against the Debtor at any time, to the extent that such judgment relates to a discharged Claim.

10.3          Asbestos Channeling Injunction.

(a)            Terms. Pursuant to section 524(g) of the Bankruptcy Code, from and after the Effective Date the sole recourse of any Holder of an Asbestos Claim or Demand on account of such Asbestos Claim or Demand shall be to the Asbestos Trust pursuant to this Section 10.3 and the Asbestos Trust Distribution Procedures, and such Holder shall have no right whatsoever at any time to assert its Asbestos Claim or Demand against any Protected Party or any property or interest in property of any Protected Party. On and after the Effective Date, all present and future Holders of Asbestos Claims and Demands shall be permanently and forever stayed, restrained, barred and enjoined from taking any actions for the purpose of, directly or indirectly or derivatively collecting, recovering, or receiving payment of, on, or with respect to any Asbestos Claim or Demand other than from the Asbestos Trust pursuant to the Asbestos Trust Documents, including, but not limited to, the following:

(i)            commencing, conducting, or continuing in any manner, directly, indirectly or derivatively, any suit, action, or other proceeding of any kind (including a judicial, arbitration, administrative, or other proceeding) in any forum in any jurisdiction around the world against or affecting any Protected Party or any property or interests in property of any Protected Party;

43

(ii)           enforcing, levying, attaching (including any prejudgment attachment), collecting, or otherwise recovering by any means or in any manner, whether directly or indirectly, any judgment, award, decree, or other order against any Protected Party or any property or interests in property of any Protected Party;

(iii)          creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any Encumbrance against any Protected Party or any property or interests in property of any Protected Party;

(iv)           setting off, seeking reimbursement of, contribution from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability owed to any Protected Party or any property or interests in property of any Protected Party; and

(v)            proceeding in any manner in any place with regard to any matter that is within the scope of the matters designated by this Plan to be subject to resolution by the Asbestos Trust, except in conformity and compliance with the Asbestos Trust Agreement and the Asbestos Trust Distribution Procedures.

(b)            Reservations. This Asbestos Channeling Injunction shall not stay, restrain, bar, or enjoin:

(i)             the rights of Holders of Asbestos Claims (including Demands) to the treatment accorded to Class 3 as described in this Plan, including without limitation the right to assert Asbestos Claims (including Demands) against the Asbestos Trust in accordance with the Asbestos Trust Distribution Procedures;

(ii)            the rights of Entities to assert any Claim, debt, obligation, or liability for payment of Asbestos Trust Expenses against the Asbestos Trust; and

(iii)          the rights of Entities to assert any Claim, debt, obligation, or liability for payment against an Entity that is not a Protected Party unless otherwise enjoined by order of the Bankruptcy Court (including but not limited to the Confirmation Order).

44

(c)            Modifications. There shall be no modification, dissolution, or termination of the Asbestos Channeling Injunction, which shall be a permanent injunction.

(d)            Non-Limitation of Asbestos Channeling Injunction. Nothing in the Asbestos Trust Agreement shall be construed in any way to limit the scope, enforceability, or effectiveness of the Asbestos Channeling Injunction issued in connection with this Plan or the Asbestos Trust’s assumption of all liabilities and responsibility for the Asbestos Claims.

(e)            Any Protected Party may enforce the Asbestos Channeling Injunction as a defense to any Claim brought against such Protected Party that is enjoined under this Plan as to such Protected Party and may seek to enforce such injunction in a court of competent jurisdiction.

10.4          Exculpation. None of the Exculpated Parties shall have or incur any liability to any Entity for any act or omission taken or to be taken on or after the Petition Date through and including the Effective Date in connection with, related to, or arising out of: (a) the Chapter 11 Case; (b) negotiation, formulation and preparation of this Plan and the other Plan Documents, and any of the terms and/or settlements and compromises reflected in this Plan and the other Plan Documents; (c) pursuit of confirmation of this Plan; (d) consummation of this Plan, or administration of this Plan or the property to be distributed under this Plan or the Asbestos Trust Distribution Procedures; or (e) the releases and injunctions contained in this Plan, except for any liability that results from such Entity’s criminal acts, actual fraud, willful misconduct, or gross negligence as determined by a Final Order, and, in all respects, the Debtor, the Reorganized Debtor, and each of the other Exculpated Parties shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities in and under the Chapter 11 Case, this Plan and the Plan Documents.

10.5         Releases by Debtor and Its Estate and Related Injunction.

(a)            Except as otherwise expressly provided in this Plan or the Confirmation Order, on the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtor, the Reorganized Debtor, and any Entity seeking to exercise the rights of the Estate, in each case, whether individually or collectively, including, without limitation, any successor to the Debtor or any Estate representative appointed or selected pursuant to the applicable provisions of the Bankruptcy Code, shall, and shall be deemed to, irrevocably, completely and forever release, waive and discharge unconditionally the Released Parties from any and all claims, obligations, suits, judgments, remedies, damages, Demands, debts, rights, Causes of Action and liabilities which any of the Debtor, the Reorganized Debtor, or the Estate is entitled to assert, whether known or unknown, liquidated or unliquidated, fixed or contingent, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort or otherwise, whether direct, indirect, or derivative, based upon, attributable to, or in any manner arising out of, in whole or in part, any act, omission, transaction, event, occurrence, or other circumstance taking place or existing on or prior to the Effective Date (including prior to the Petition Date) (other than the rights under this Plan, the Plan Documents, and the contracts, instruments, releases and other agreements or documents delivered or to be delivered hereunder).

45

(b)            Except as provided in this Plan or the Confirmation Order, the Debtor, the Reorganized Debtor, and any Entity seeking to exercise the rights of the Estate, in each case, whether individually or collectively, including, without limitation, any successor to the Debtor or any Estate representative appointed or selected pursuant to the applicable provisions of the Bankruptcy Code, are permanently enjoined from taking any actions on account of or based upon any and all Claims, obligations, suits, judgments, remedies, damages, Demands, debts, rights, Causes of Action and liabilities released pursuant to this Section 10.5, including but not limited to the following: (a) commencing or continuing any action or other proceeding against the Released Parties or their respective property; (b) enforcing, attaching, collecting or recovering any judgment, award, decree or order against the Released Parties or their respective property; (c) creating, perfecting or enforcing any Encumbrance against the Released Parties or their respective property; (d) asserting any setoff, right of subrogation, or recoupment of any kind against any obligation due to the Released Parties or against their respective property; and (e) commencing or continuing any action, in any manner and in any place in the world, against the Released Parties that does not comply with or is inconsistent with the provisions of this Plan or the Confirmation Order.

10.6         Releases by Holders of Claims. As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Releasing Parties shall be deemed to irrevocably and forever release, waive, and discharge all claims, obligations, suits, judgments, remedies, damages, Demands, debts, rights, Causes of Action, losses, and liabilities whatsoever against the Released Parties, whether known or unknown, liquidated or unliquidated, fixed or contingent, foreseen or unforeseen, matured or unmatured, existing or hereinafter arising, in law, equity, contract, tort or otherwise, based in whole or in part upon any act, omission, event, transaction, occurrence, or any other circumstance taking place on or prior to the Effective Date (including prior to the Petition Date) in any way relating or connected to the Debtor, the Estate, the Debtor’s assets and properties, the conduct of the Debtor’s (or any predecessor’s) businesses, the Prepetition Restructuring Transaction, the Chapter 11 Case, this Plan (including the subject matter of, or the transactions or events giving rise to, any Claim or Equity Interest that is treated by this Plan), the Plan Documents, or the Reorganized Debtor, or any related agreements, instruments, and other documents created or entered into before or during the Chapter 11 Case or the negotiation, formulation, preparation or implementation thereof, the pursuit of confirmation of this Plan, the administration and implementation of this Plan, the solicitation of votes with respect to this Plan, the Distribution of property under this Plan, or any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to the foregoing (other than the rights under this Plan, the Plan Documents, and the contracts, instruments, releases and other agreements or documents delivered or to be delivered hereunder), including, for the avoidance of doubt, any and all Causes of Action that the Holder of an Asbestos Claim, the Asbestos Claimants Committee, the Asbestos Trust, or the Future Claimants’ Representative did or could have commenced against any current or former officer, manager, or director of the Debtor (in such capacity) that is based upon, related to, or arising from any acts or omissions of such officer, manager, or director occurring prior to the Effective Date on account of such Asbestos Claim, to the fullest extent permitted under section 524(g) of the Bankruptcy Code and applicable law (as now in effect or subsequently extended), other than Claims or Causes of Action arising out of any act or omission of a Released Party that is determined by Final Order of the Bankruptcy Court or any other court of competent jurisdiction to have constituted a criminal act, actual fraud, gross negligence or willful misconduct.

46

10.7         Injunction Related to Releases. Except as otherwise provided in this Plan, the Confirmation Order shall permanently enjoin the commencement or prosecution by any Entity, whether directly, derivatively or otherwise, of any of the following released pursuant to this Plan: Claims, commitments, obligations, suits, judgments, damages, Demands, debts, claims, causes of action and liabilities (collectively, the “Enjoined Matters”).

10.8         Certain Waivers. Although the Debtor does not believe that California law is applicable to this Plan, nevertheless, in an abundance of caution, the Debtor hereby understands and waives the effect of section 1542 of the California Civil Code to the extent that such section is applicable to the Debtor or the Estate. Section 1542 of the California Civil Code provides:

§1542. A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

THE DEBTOR AGREES TO ASSUME THE RISK OF ANY AND ALL UNKNOWN, UNANTICIPATED OR MISUNDERSTOOD DEFENSES, CLAIMS, CAUSES OF ACTION, CONTRACTS, LIABILITIES, INDEBTEDNESS AND OBLIGATIONS WHICH ARE RELEASED BY THIS PLAN, AND THE DEBTOR HEREBY WAIVES AND RELEASES ALL RIGHTS AND BENEFITS WHICH IT OR THE ESTATE MIGHT OTHERWISE HAVE UNDER THE AFOREMENTIONED SECTION 1542 OF THE CALIFORNIA CIVIL CODE WITH REGARD TO THE RELEASE OF SUCH UNKNOWN, UNANTICIPATED OR MISUNDERSTOOD DEFENSES, CLAIMS, CAUSES OF ACTION, CONTRACTS, LIABILITIES, INDEBTEDNESS AND OBLIGATIONS. TO THE EXTENT (IF ANY) ANY OTHER LAWS SIMILAR TO SECTION 1542 OF THE CALIFORNIA CIVIL CODE MAY BE APPLICABLE, THE DEBTOR WAIVES AND RELEASES ANY BENEFIT, RIGHT OR DEFENSE WHICH IT OR THE ESTATE MIGHT OTHERWISE HAVE UNDER ANY SUCH LAW WITH REGARD TO THE RELEASE OF UNKNOWN, UNANTICIPATED OR MISUNDERSTOOD DEFENSES, CLAIMS, CAUSES OF ACTION, CONTRACTS, LIABILITIES, INDEBTEDNESS AND OBLIGATIONS.

47

10.9          Disallowed Claims. On and after the Effective Date, the Debtor and the Estate shall be fully and finally discharged from any liability or obligation on all Disallowed Claims, and any order creating a Disallowed Claim that is not a Final Order as of the Effective Date solely because of an Entity’s right to move for reconsideration of such order pursuant to section 502 of the Bankruptcy Code or Bankruptcy Rule 3008 shall nevertheless become and be deemed to be a Final Order on the Effective Date.

10.10        Indemnification Obligations. For purposes of this Plan, the obligations of the Debtor to indemnify and reimburse Persons who are or were managers or officers of the Debtor prior to or following the Petition Date against and for any obligations as provided in the Debtor’s organizational documents, bylaws, applicable state law, or other agreement, or any combination of the foregoing, shall survive confirmation of this Plan, remain unaffected thereby, and not be discharged in accordance with section 1141 of the Bankruptcy Code, irrespective of whether indemnification or reimbursement is owed in connection with an event occurring before, on, or after the Petition Date. Such obligations shall be assumed by the Reorganized Debtor on the Effective Date, and the Reorganized Debtor shall be indemnified by O-I Glass on account of such obligations pursuant to the Covered Claims Indemnification Agreement. In furtherance of the foregoing, the Reorganized Debtor shall use its commercially reasonable efforts to maintain or procure, as of the Effective Date, insurance for the benefit of such managers and officers, at levels satisfactory to the Reorganized Debtor.

10.11        Reservation for SEC. Notwithstanding any language to the contrary contained in the Disclosure Statement, Plan, and/or the Confirmation Order, no provision of this Plan or the Confirmation Order shall (i) preclude the United States Securities and Exchange Commission (“SEC”) from enforcing its police or regulatory powers; or (ii) enjoin, limit, impair, or delay the SEC from commencing or continuing any claims, causes of action, proceedings or investigations against any non-debtor person or entity in any forum.

10.12        Governmental Units. Nothing in this Plan, Plan Documents, or Confirmation Order discharges, releases, precludes or enjoins: (i) any Unimpaired claim or liability to a governmental unit as defined in 11 U.S.C. § 101(27) (“Governmental Unit”); (ii) any liability to a Governmental Unit that is not a “claim” as defined in 11 U.S.C. § 101(5) (“Claim”); (iii) any Claim of a Governmental Unit arising on or after the Effective Date; (iv) any liability to a Governmental Unit under police and regulatory statutes or regulations that any entity would be subject to as the owner or operator of property after the Effective Date; (v) any liability to a Governmental Unit on the part of any non-Debtor; or (vi) any liability of any debtor, non-debtor, or any other person or entity under criminal laws of any Governmental Unit. Nothing in this Plan, Plan Documents, or Confirmation Order authorizes the transfer or assignment of any governmental (a) license, (b) permit, (c) registration, (d) authorization, or (e) approval, or the discontinuation of any obligation thereunder, without compliance with all applicable legal requirements and approvals under police or regulatory law; provided, however, that nothing in this paragraph shall limit or supervene (v) Section 10.2 (as to Claims), (w) Section 10.3, (x) Section 10.5, (y) Section 10.6, or (z) Section 10.7 (as to Enjoined Matters) of this Plan; provided further that the only injunctive effect of Section 10.7 on the United States shall be to enforce the releases contained in Section 10.5 of the Plan. Nothing in this paragraph shall diminish the scope of any exculpation provided under Section 10.4. Nothing in this Plan, Plan Documents, or Confirmation Order shall impair any valid setoff or recoupment rights of any Governmental Authority. Nothing in this Plan, Plan Documents, or Confirmation Order divests any tribunal of any jurisdiction it may have under police or regulatory law to interpret the Confirmation Order or to adjudicate any defense asserted under the Confirmation Order.

48

ARTICLE XI.

CONDITIONS PRECEDENT TO CONFIRMATION
AND CONSUMMATION OF THE PLAN

11.1          Conditions Precedent to Confirmation of the Plan. Unless satisfied or waived pursuant to the provisions of Section 11.3 hereof, the following are conditions precedent to confirmation of this Plan.

(a)            The Bankruptcy Court shall have entered an order, acceptable in form and substance to the Plan Proponents, approving the Disclosure Statement as containing adequate information within the meaning of section 1125 of the Bankruptcy Code;

(b)            All provisions, terms, and conditions hereof are approved in the Confirmation Order;

(c)            The Confirmation Order shall be entered in form and substance acceptable to the Debtor, the Asbestos Claimants Committee, the Future Claimants’ Representative, and O-I Glass;

(d)            The Confirmation Order shall, among other things:

(1)            order that the Confirmation Order shall supersede any Bankruptcy Court orders issued prior to the Confirmation Date that may be inconsistent with the Confirmation Order;

(2)            authorize the implementation of this Plan in accordance with its terms;

(3)            approve the Asbestos Channeling Injunction set forth in this Plan;

(4)            provide that the Asbestos Trust shall receive the Payment Note and enter into the Pledge Agreement on the Effective Date;

(5)            provide that the Asbestos Trust and the other parties thereto shall execute and deliver the Asbestos Claims Indemnification Agreement;

(6)            provide that all transfers of assets of the Debtor contemplated under this Plan shall be free and clear of all Claims and Encumbrances against or on such assets;

49

(7)            except as otherwise provided in this Plan or Confirmation Order, provide that the assets revesting in the Reorganized Debtor shall be free and clear of all Liens, Claims and Encumbrances;

(8)            provide that any transfers effected or entered into, or to be effected or entered into, under this Plan shall be and are exempt under section 1146(a) of the Bankruptcy Code from any state, city or other municipal transfer taxes, mortgage recording taxes and any other stamp or similar tax;

(9)            provide that the transfers of property by the Debtor to the Reorganized Debtor (A) are or will be legal, valid, and effective transfers of property; (B) vest or will vest the Reorganized Debtor with good title to such property; (C) do not and will not constitute avoidable transfers under the Bankruptcy Code or under other applicable bankruptcy or non-bankruptcy law; and (D) do not and will not subject the Reorganized Debtor to any liability by reason of such transfer under the Bankruptcy Code or applicable non-bankruptcy law, including, without limitation, any laws affecting or effecting successor or transferee liability;

(10)          provide that all Executory Contracts assumed or assumed and assigned by the Debtor during the Chapter 11 Case or under this Plan, if any, shall remain in full force and effect for the benefit of the Reorganized Debtor or the assignee thereof notwithstanding any provision in such contract (including those provisions described in sections 365(b)(2) and (f) of the Bankruptcy Code) that prohibits such assignment or transfer or that enables or requires termination of such contract or lease;

(11)          provide that any Executory Contract shall be deemed rejected as of the Effective Date to the extent set forth in, and consistent with, Article VII hereof;

(12)          require that as a condition to receiving any distributions of any kind from the Asbestos Trust, each holder of an Asbestos Claim execute an Asbestos Claimant Release;

(13)          approve in all respects the other settlements, transactions and agreements to be effected pursuant to this Plan, including, without limitation, the Asbestos Trust Agreement, the Asbestos Trust Distribution Procedures, and the other Asbestos Trust Documents, and the releases of the Released Parties contained in this Plan; and

(14)          provide that O-I Glass and the Reorganized Debtor shall enter into the O-I Glass Indemnification Agreements.

50

(e)            In addition to the foregoing, the Confirmation Order shall contain the following findings of fact and conclusions of law, among others:

(1)            This Plan complies with all applicable provisions of the Bankruptcy Code, including, without limitation, those requiring that this Plan be proposed in good faith and that the Confirmation Order not be procured by fraud;

(2)            This Plan and its acceptance otherwise comply with sections 524(g) and 1126 of the Bankruptcy Code, and confirmation of this Plan is in the best interests of all creditors;

(3)            This Plan does not provide for the liquidation of all or substantially all of the property of the Debtor, the Reorganized Debtor will operate as an ongoing business and continue in business, and confirmation of this Plan is not likely to be followed by the liquidation of the Reorganized Debtor or the need for its further financial reorganization;

(4)            As of the Petition Date, the Debtor had been named as a defendant in personal injury, wrongful death or property damage actions seeking recovery for damages allegedly caused by the sale of, manufacture of, presence of, or exposure to, asbestos or asbestos-containing products;

(5)            Upon the Effective Date, the Asbestos Trust shall assume the liabilities of the Debtor with respect to Asbestos Claims (including, but not limited to, Demands);

(6)            The Asbestos Trust is to be funded by the contribution of the Asbestos Trust Assets, including the Asbestos Trust Contributions;

(7)            The Asbestos Trust, by the exercise of rights granted under this Plan, would be entitled to own, if specified contingencies occur, a majority of the voting shares of the Reorganized Debtor;

(8)            The Asbestos Trust is to use its assets and income to pay Asbestos Claims (including, but not limited to, Demands) and Asbestos Trust Expenses;

(9)            The Debtor is likely to be subject to substantial Demands for payment arising out of the same or similar conduct or events that gave rise to the Asbestos Claims, and all such Demands are subject to the Asbestos Channeling Injunction;

(10)          The actual amounts, numbers, and timing of Demands cannot be determined;

(11)          Pursuit of Demands outside the procedures prescribed by this Plan and the Asbestos Trust Distribution Procedures is likely to threaten this Plan’s purpose to deal equitably with Asbestos Claims and Demands;

(12)          This Plan separately classifies Asbestos Claims in Class 3, and at least two-thirds (2/3) in amount and seventy-five percent (75%) of the members in such Class that actually voted on this Plan have voted to accept this Plan;

51

(13)          The Asbestos Trust will have the sole and exclusive authority as of the Effective Date to satisfy or defend against all Asbestos Claims and Demands;

(14)          Pursuant to: (a) the Asbestos Trust Distribution Procedures; (b) court order; or (c) otherwise, the Asbestos Trust will operate through mechanisms such as structured, periodic, or supplemental payments, pro rata distributions, matrices, or periodic review of estimates of the numbers and values of Asbestos Claims or other comparable mechanisms, that provide reasonable assurance that the Asbestos Trust will value, and be in a financial position to pay, current and future Asbestos Claims in substantially the same manner regardless of the timing of the assertion of such Asbestos Claims;

(15)          The Future Claimants’ Representative was appointed by the Bankruptcy Court pursuant to section 524(g) of the Bankruptcy Code as part of the proceedings leading to the issuance of the Asbestos Channeling Injunction for the purpose, among other things, of protecting the interests of Future Demand Holders;

(16)          The Asbestos Channeling Injunction is to be implemented in accordance with this Plan and the Asbestos Trust;

(17)          The Asbestos Channeling Injunction is essential to this Plan and the Debtor’s reorganization efforts;

(18)          The terms of the Asbestos Channeling Injunction and the other injunctions contained in this Plan, including any provisions barring actions against third parties, are set forth in this Plan and the Disclosure Statement;

(19)          The O-I Glass Contribution is essential to the feasibility of this Plan and the successful reorganization of the Debtor;

(20)          The O-I Glass Contribution constitutes a sufficient basis upon which to provide the Protected Parties with the protections afforded to them under this Plan, the Plan Documents, and the Confirmation Order;

(21)          In light of the benefits provided, or to be provided, to the Asbestos Trust by or on behalf of each Protected Party, the Asbestos Channeling Injunction is fair and equitable to all holders of current and future Asbestos Claims (including Demands); and

(22)          The releases received by the Debtor, the Representatives of the Debtor, and the Released Parties in exchange for the Paddock Trust Contribution and O-I Glass Contribution are essential to the global settlement of Asbestos Claims arising from the conduct or products of the Debtor and its predecessor, Old O-I, reflected in this Plan; and

(f)            The list of Non-Debtor Affiliates set forth on Schedule 1.1(b) attached hereto is acceptable to each of the Plan Proponents.

52

11.2          Conditions Precedent to the Effective Date of the Plan. The following are conditions precedent to occurrence of the Effective Date that must be satisfied, unless waived in accordance with Section 11.3 below:

(a)            all conditions precedent to the Confirmation Date set forth in Section 11.1 shall have been satisfied or waived in accordance with Section 11.3 and shall continue to be satisfied or waived unless otherwise mutually agreed by the Debtor, the Asbestos Claimants Committee, the Future Claimants’ Representative, and O-I Glass, and the Confirmation Date shall have occurred;

(b)            no request for revocation of the Confirmation Order under section 1144 of the Bankruptcy Code shall have been made, or, if made, shall remain pending;

(c)            no fact or circumstance shall exist that would prevent the Asbestos Channeling Injunction from coming into full force and effect immediately upon the occurrence of the Effective Date;

(d)            the Asbestos Claims Indemnification Agreement shall have been executed and delivered, and no fact or circumstance shall exist that prevents the Asbestos Claims Indemnification Agreement from being in full force and effect immediately upon the occurrence of the Effective Date;

(e)            the Covered Claims Indemnification Agreement shall have been executed and delivered, and no fact or circumstance shall exist that prevents the Covered Claims Indemnification Agreement from being in full force and effect immediately upon the occurrence of the Effective Date;

(f)            the Environmental Claims or Causes of Action Indemnification Agreement shall have been executed and delivered, and no fact or circumstance shall exist that prevents the Environmental Claims or Causes of Action Indemnification Agreement from being in full force and effect immediately upon the occurrence of the Effective Date;

(g)            the Asbestos Trust shall have been funded in accordance with Section 8.3(c);

(h)            the Debtor shall have received any Cash requested from O-I Glass pursuant to Section 8.5 above;

(i)            the list of Non-Debtor Affiliates set forth on Schedule 1.1(b) attached hereto is acceptable to each of the Plan Proponents;

(j)            all Plan Documents shall have been executed and delivered; and

(k)            all other actions, documents and agreements necessary to implement those provisions of this Plan to be effectuated on or prior to the Effective Date, in form and substance satisfactory to the Debtor, shall have been effected or executed and delivered.

53

11.3          Waiver of Conditions Precedent. To the fullest extent permitted by law, any of the conditions precedent set forth in Sections 11.1 and 11.2, except Section 11.1(d)(14) and Section 11.2(f), above may be waived or modified, in whole or in part, by mutual agreement of the Plan Proponents (which agreement shall not be unreasonably withheld), or by order of the Bankruptcy Court. Any such waiver or modification may be effected at any time without leave or order of the Bankruptcy Court or District Court, and without any other formal action.

11.4          Failure to Achieve the Effective Date. If each of the conditions to the Effective Date is not met or duly waived in accordance with Section 11.3, then upon motion by the Debtor, with the consent of O-I Glass, the Asbestos Claimants Committee, and the Future Claimants’ Representative, which consent shall not be unreasonably withheld, and notice to such parties in interest as the Bankruptcy Court may direct, the Confirmation Order shall be vacated by the Bankruptcy Court. If (a) the Debtor revokes or withdraws this Plan, (b) the Confirmation Order is vacated, (c) the Confirmation Order does not become a Final Order, or (d) this Plan is confirmed and does not become effective for any other reason, then the rights of all parties in interest in the Chapter 11 Case are and shall be reserved in full. In any such event, this Plan shall become null and void in all respects; any settlement or compromise embodied in this Plan, any assumption or rejection of Executory Contracts effected by this Plan, and any document or agreement executed pursuant to this Plan, shall be deemed null and void; and nothing contained in this Plan or the Confirmation Order, if previously entered, and no acts taken in preparation for consummation of this Plan, shall: (a) constitute or be deemed to constitute a waiver, release or settlement of any Claims by or against, or any Equity Interests in, the Debtor or any other Entity, (b) prejudice in any manner the rights of the Debtor or any Entity in any further proceedings involving the Debtor, or (c) constitute an admission of any sort by the Debtor or any other Entity.

ARTICLE XII.

JURISDICTION OF BANKRUPTCY COURT

12.1          Retention of Jurisdiction. Pursuant to sections 105(a) and 1142 of the Bankruptcy Code and notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court and, to the extent applicable, the District Court, shall, on and after the Effective Date, to the fullest extent permitted by law, retain and have exclusive jurisdiction over all matters arising out of and related to the Chapter 11 Case and this Plan, including, among other things, jurisdiction to:

(a)            hear and determine any and all objections to and proceedings involving the allowance, estimation, classification, and subordination of Claims that have been or properly should have been brought in the Bankruptcy Court (other than Asbestos Claims) or Equity Interests;

(b)            hear and determine all objections to the termination of the Asbestos Trust;

(c)            hear and determine such other matters that may be set forth in or arise in connection with this Plan, the Confirmation Order, the Asbestos Channeling Injunction, the Asbestos Trust Agreement, the Asbestos Trust Distribution Procedures, or the O-I Glass Indemnification Agreements;

54

(d)            hear and determine any proceeding that involves the validity, application, construction, enforceability, or modification of the Asbestos Channeling Injunction;

(e)            hear and determine any conflict or other issues that may arise in the Chapter 11 Case, including the interpretation, implementation and enforcement of all orders entered by the Bankruptcy Court in the Chapter 11 Case, and in the administration of the Asbestos Trust;

(f)            enter such orders as are necessary to interpret, implement and enforce the releases and injunctions described herein, including, if necessary, in connection with application of the protections afforded by section 524 of the Bankruptcy Code and/or this Plan to the Protected Parties;

(g)           hear and determine any and all applications for allowance of Professional Fee Claims and any other fees and expenses authorized to be paid or reimbursed under the Bankruptcy Code or this Plan;

(h)           enter such orders authorizing non-material modifications to this Plan as may be necessary to comply with section 468B of the Internal Revenue Code with respect to the Asbestos Trust;

(i)            hear and determine any applications pending on the Effective Date for the assumption, assumption and assignment, or rejection, as the case may be, of Executory Contracts, and to hear and determine and, if necessary, liquidate any and all Claims arising therefrom;

(j)            hear and determine any and all applications, Claims, Causes of Action, adversary proceedings, and contested or litigated matters that may be pending in the Chapter 11 Case on the Effective Date or commenced by the Reorganized Debtor or any other party in interest (including, without limitation, the Asbestos Trust) in the Chapter 11 Case subsequent to the Effective Date;

(k)            consider any modifications of this Plan, and remedy any defect or omission or reconcile any inconsistency or make any other necessary modifications in or to this Plan, the Asbestos Trust Documents or any order of the Bankruptcy Court, including the Confirmation Order, as may be necessary to carry out the purposes and intent of this Plan, to the extent authorized by the Bankruptcy Code and the Bankruptcy Rules; provided, that there shall be no modification made at any time that would reduce or eliminate any of the protections provided herein to the Protected Parties or releases provided hereunder;

(l)            hear and determine all controversies, suits, and disputes that may arise in connection with the interpretation, enforcement, or consummation of this Plan or any Entity’s obligations hereunder and issue orders in aid of confirmation, consummation and execution of this Plan to the extent authorized by section 1142 of the Bankruptcy Code, including, but not limited to, compelling the conveyance of property and other performance contemplated under the Plan and documents executed in connection herewith;

55

(m)           hear and determine all questions and disputes and enter such orders or judgments, including, but not limited to, injunctions, as are necessary to (i) enforce the title, rights and powers of the Reorganized Debtor and the Asbestos Trust and (ii) enable Holders of Claims to pursue their rights against any Entity that may be liable therefor pursuant to applicable law or otherwise, subject to the releases and injunctions contained herein;

(n)           hear and determine any proposed compromise and settlement of any Claim against or cause of action by or against the Debtor that has been or properly should have been brought in the Bankruptcy Court to the extent requested by the Reorganized Debtor;

(o)           hear and determine any timely objections to Administrative Expense Claims asserted or to Proofs of Claim Filed, both before and after the Confirmation Date, including any objections to the classification of any Claim, and to allow or disallow any Disputed Claim, in whole or in part;

(p)           hear and determine matters concerning state, local and federal taxes, tax refunds, tax attributes, tax benefits, and similar or related matters with respect to the Debtor, the Reorganized Debtor, or the Asbestos Trust arising on or prior to the Effective Date, arising on account of transactions contemplated by the Plan Documents, or relating to the period of administration of the Chapter 11 Case;

(q)           hear and determine such other matters as may be set forth in the Confirmation Order or other orders of the Bankruptcy Court, or which may arise in connection with this Plan, the Confirmation Order, or the Effective Date, as may be authorized under the provisions of the Bankruptcy Code or any other applicable law;

(r)            hear and determine all objections by the Asbestos Trust Advisory Committee or Post-Effective Date Future Claimants’ Representative to any proposed amendment to Schedule 1.1(b) attached hereto;

(s)            hear and determine all controversies, suits, and disputes that may arise in connection with the interpretation, enforcement, or consummation of this Plan or any Entity’s obligations hereunder, including, but not limited to, performance of the Debtor’s duties under this Plan;

(t)            hear and determine all controversies, suits, and disputes regarding interpretation or enforcement of the Asbestos Claims Indemnification Agreement;

(u)            hear and determine all controversies, suits, and disputes regarding interpretation or enforcement of the O-I Glass Indemnification Agreements, except as set forth in the applicable O-I Glass Indemnification Agreement;

(v)           enforce remedies upon any default under this Plan;

56

(w)           hear and determine any other matter not inconsistent with the Bankruptcy Code;

(x)            hear and determine any claim that in any way challenges or is based on any provision in the Confirmation Order; and

(y)           enter a final decree closing the Chapter 11 Case.

If and to the extent that the Bankruptcy Court is not permitted under applicable law to exercise jurisdiction over any of the matters specified above, including, without limitation, the matter described in Section 12.1(d), the reference to the “Bankruptcy Court” in the preamble to this Section 12.1 shall be deemed to be a reference to the “District Court.” Notwithstanding anything in this Section 12.1 to the contrary, the Asbestos Trust Agreement and the Asbestos Trust Distribution Procedures shall govern the satisfaction of Asbestos Claims and the forum in which Asbestos Claims shall be determined.

12.2          Modification of Plan. Subject to the limitations contained in the Plan Documents, the Plan Proponents, upon mutual agreement, which agreement shall not be unreasonably withheld, may alter, amend, or modify this Plan or any Exhibits thereto under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date and may include any such amended Exhibits in this Plan, provided that this Plan, as modified, meets the requirements of sections 1122 and 1123 of the Bankruptcy Code, and the Debtor shall have complied with section 1125 of the Bankruptcy Code, to the extent necessary. Further, the Plan Proponents, upon mutual agreement, which agreement shall not be unreasonably withheld, may alter, amend, or modify this Plan or any Exhibits thereto at any time after entry of the Confirmation Order and before this Plan’s substantial consummation, provided that: (a) this Plan, as modified, altered, or amended, meets the requirements of sections 1122 and 1123 of the Bankruptcy Code and (b) the Bankruptcy Court, after notice and a hearing, confirms this Plan as modified, under section 1129 of the Bankruptcy Code, and finds that the circumstances warrant such modification. A Holder of a Claim that has accepted or rejected this Plan shall be deemed to have accepted or rejected, as the case may be, this Plan as modified, unless, within the time fixed by the Bankruptcy Court, if any, such Holder changes its previous acceptance or rejection, to the extent such Holder is afforded the opportunity to do so under section 1127(d) of the Bankruptcy Code.

Notwithstanding the prior paragraph, between the Confirmation Date and the Effective Date, the Plan Proponents, upon mutual agreement, which agreement shall not be unreasonably withheld, may remedy any defects or omissions or reconcile any inconsistencies in the Plan Documents for the purpose of implementing this Plan in such manner as may be necessary to carry out the purposes and intent of this Plan, so long as the interests of the Holders of Allowed Claims and other applicable parties-in-interest are not adversely affected thereby; provided, however, that the Plan Proponents may not modify Section 8.10 or modify in any material way the form of Environmental Claims or Causes of Action Indemnification Agreement between the Confirmation Date and the Effective Date without Filing a notice containing any proposed changes and serving such notice on any affected Governmental Authorities and providing at least ten (10) Business Days to object prior to the Effective Date.

57

On and after the Effective Date, the authority to amend, modify or supplement the Plan Documents, other than the Plan, will be as provided in such Plan Documents.

Notwithstanding anything in this Section 12.2, there shall be no modification to this Plan made at any time that would (i) reduce or eliminate any of the protections provided herein, or in the releases provided hereunder or under the Asbestos Channeling Injunction, to the Protected Parties, without the consent of the Debtor and O-I Glass, or (ii) modify or be inconsistent with the terms of the settlement accepted by the Debtor, the Asbestos Claimants Committee, and the Future Claimants’ Representative in connection with the parties’ court-approved mediation, as documented at Docket No. 802 of this Chapter 11 Case, without the consent of each of the Plan Proponents.

12.3         Consent to Jurisdiction. Upon default under this Plan, the Debtor, the Reorganized Debtor, the Asbestos Claimants Committee, the Asbestos Trust, the Asbestos Trustee(s), the Asbestos Trust Advisory Committee, the Future Claimants’ Representative, and the Post-Effective Date Future Claimants’ Representative, respectively, consent to the jurisdiction of the Bankruptcy Court, consent to the entry by the Bankruptcy Court of any Final Orders, and agree that the Bankruptcy Court shall be the preferred forum for all proceedings relating to any such default.

ARTICLE XIII.

MISCELLANEOUS PROVISIONS

13.1         Governing Law. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), or an Exhibit hereto, or an instrument, agreement or other document executed in connection with this Plan provides otherwise, the rights, duties and obligations arising under this Plan, and the instruments, agreements and other documents executed in connection with this Plan, shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

13.2         Notices. To be effective, all notices, requests and demands to or upon the Debtor, or, as applicable, upon the Future Claimants’ Representative and the Asbestos Claimants Committee, shall be in writing and, unless otherwise expressly provided herein, shall be addressed as follows and mailed by registered or certified mail, return receipt requested, and shall be deemed to have been duly given or made when actually delivered:

If to the Debtor:

Paddock Enterprises, LLC

One Michael Owens Way

Perrysburg, Ohio 43551
Attn: David J. Gordon, President and Chief Restructuring Officer

Telephone: (415) 738-8282

Email: dgordon@djoservicesllc.com

58

with copies (which alone will not constitute notice) to:

Latham & Watkins LLP

355 South Grand Avenue, Suite 100
Los Angeles, California 90071
Attn: Jeffrey E. Bjork, Esq.

Kimberly A. Posin, Esq.

Helena G. Tseregounis, Esq.

Christina M. Craige, Esq.

Telephone: (213) 485-1234

Facsimile: (213) 891-8763

Emails: jeff.bjork@lw.com

kim.posin@lw.com

helena.tseregounis@lw.com

chris.craige@lw.com

Richards, Layton & Finger, P.A.

One Rodney Square

920 N. King Street

Wilmington, Delaware 19801

Attn: John H. Knight, Esq.

Michael J. Merchant, Esq.

Brendan J. Schlauch, Esq.

Sarah Silveira, Esq.

Telephone: (302) 651-7700

Facsimile: (302) 651-7701

Emails: knight@rlf.com

merchant@rlf.com

schlauch@rlf.com

silveira@rlf.com

If to the Future Claimants’ Representative:

Young Conaway Stargatt & Taylor, LLP

Rodney Square

1000 N. King Street

Wilmington, Delaware 19801

Attn: James L. Patton, Jr., Esq.

Telephone: (302) 571-6600

Facsimile: (302) 571-1253

Email: jpatton@ycst.com

with a copy (which alone will not constitute notice) to:

Young Conaway Stargatt & Taylor, LLP
Rodney Square
1000 N. King Street
Wilmington, Delaware 19801
Attn: Edwin J. Harron, Esq.

Telephone: (302) 571-6600

Facsimile: (302) 571-1253

Email: eharron@ycst.com

59

If to the Asbestos Claimants Committee:

Caplin & Drysdale, Chartered One Thomas Circle N.W., Suite 1100 Washington, D.C. 20005 Attn: Kevin C. Maclay, Esq. Telephone: (202) 862-5000 Facsimile: (202) 429-3301 Emails: kmaclay@capdale.com	Campbell & Levine, LLC 222 Delaware Avenue, Suite 1620 Wilmington, Delaware 19801 Attn: Mark T. Hurford, Esq. Telephone: (302) 426-1900 Facsimile: (302) 426-9947 Emails: Mhurford@camlev.com

13.3          Exhibits and Schedules; Conflicts. All exhibits and schedules to this Plan, the Plan Supplement, and the exhibits and schedules to the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full herein. To the extent this Plan is inconsistent with the Disclosure Statement, the provisions of this Plan shall be controlling. To the extent this Plan is inconsistent with the Confirmation Order, the provisions of the Confirmation Order shall be controlling.

13.4          Exemption from Transfer Taxes. Pursuant to section 1146(a) of the Bankruptcy Code, the issuance, transfer, or exchange of notes or equity securities under this Plan, the creation of any mortgage, deed of trust, pledge or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with this Plan shall be exempt from all stamp, transfer, or similar taxes, as provided in section 1146(a).

13.5          Recordable Order. Upon entry by the Bankruptcy Court, the Confirmation Order shall be deemed to be in recordable form, and shall be accepted by any recording officer for filing and recording purposes without further or additional orders, certifications, or other supporting documents.

13.6          Binding Effect. The rights, benefits and obligations of any Entity named or referred to in this Plan, or whose actions may be required to effectuate the terms of this Plan, shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such Entity (including, but not limited to, any trustee appointed for the Debtor under Chapters 7 or 11 of the Bankruptcy Code). The Confirmation Order shall provide that the terms and provisions of this Plan and the Confirmation Order shall survive and remain effective after entry of any order which may be entered converting the Chapter 11 Case to a case under Chapter 7 of the Bankruptcy Code, and the terms and provisions of this Plan shall continue to be effective in the Chapter 11 Case or any superseding case under the Bankruptcy Code.

13.7          Severability. After the Effective Date, any provision of this Plan, the Plan Documents, the Confirmation Order, or any of the Exhibits to this Plan that is determined to be prohibited, unenforceable, or invalid by a court of competent jurisdiction or any other governmental Entity with appropriate jurisdiction may be deemed ineffective as to any jurisdiction in which such provision is prohibited, unenforceable, or invalidated to the extent of such prohibition, unenforceability, or invalidation, without invalidating the effectiveness of the remaining provisions of this Plan, the Plan Documents, the Confirmation Order, and the Exhibits to this Plan or affecting the validity or enforceability of such provision and such remaining provisions in any other jurisdiction.

60

13.8         Further Assurances. The Protected Parties, the Asbestos Trust, all Entities receiving Distributions under this Plan, and all other parties in interest shall, and shall be authorized to, from time to time, prepare, execute, and deliver any agreements or documents and take any other action consistent with the terms of this Plan as may be reasonably necessary to effectuate the provisions and intent of this Plan, with each such Entity to bear its own costs incurred after the Effective Date in connection therewith.

13.9         Further Authorizations. Prior to the Effective Date, the Plan Proponents may seek such orders, judgments, injunctions, and rulings that they deem necessary to carry out further the intentions and purposes of, and to give full effect to the provisions of, this Plan or any of the Plan Documents, and any costs incurred in connection therewith shall be borne by the Debtor’s Estate. On and after the Effective Date, the Reorganized Debtor and the Asbestos Trust may seek such orders, judgments, injunctions, and rulings that either of them deems necessary to carry out or further the intentions and purposes of, and to give full effect to the provisions of, this Plan or any of the Plan Documents, with each such Entity to bear its own costs in connection therewith.

13.10       General Statements. Statements of a general nature set forth in this Plan shall not be construed to limit or restrict the specific provisions herein.

13.11       Entire Agreement. The Plan Documents set forth the entire agreement and undertakings relating to the subject matter thereof and supersede all prior discussions, negotiations, understandings and documents. No Entity shall be bound by any terms, conditions, definitions, warranties, understandings, or representations with respect to the subject matter of the Plan Documents other than as expressly provided for in this Plan or the other Plan Documents or as may hereafter be agreed to by the affected parties in writing.

13.12       2002 Notice Parties. After the Effective Date, the Reorganized Debtor is authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have Filed a renewed request after the Effective Date to receive documents pursuant to Bankruptcy Rule 2002, provided that a notice of the Effective Date is served on all parties who have Filed a request for notice under Bankruptcy Rule 2002 prior to the Effective Date, and such notice informs all such parties that they must File a renewed request after the Effective Date to receive documents pursuant to Bankruptcy Rule 2002 going forward.

61

Respectfully submitted, as of the date first set forth above,

Dated: May 24, 2022	PADDOCK ENTERPRISES, LLC

/s/ David J. Gordon
David J. Gordon
President and Chief Restructuring Officer

O-I GLASS, INC.

/s/ Darrow A. Abrahams
Darrow A. Abrahams
SVP, General Counsel & Corporate Secretary

ASBESTOS CLAIMANTS COMMITTEE

/s/ Joseph Solazzo, III
Joseph Solazzo, III
Committee Member

FUTURE CLAIMANTS’ REPRESENTATIVE

/s/ James L. Patton, Jr.
James L. Patton, Jr.
Future Claimants’ Representative